EXECUTION COPY

SALE AND SERVICING AGREEMENT

among

TOYOTA AUTO RECEIVABLES 2012-A OWNER TRUST,

as Issuer,

TOYOTA AUTO FINANCE RECEIVABLES LLC,

as Seller,

and

TOYOTA MOTOR CREDIT CORPORATION,

as Servicer and Sponsor

Dated as of April 18, 2012

SALE AND SERVICING AGREEMENT, dated as of April 18, 2012, among TOYOTA AUTO RECEIVABLES 2012-A OWNER TRUST, a Delaware statutory trust (the “Issuer”), TOYOTA AUTO FINANCE RECEIVABLES LLC, a Delaware limited liability company (“TAFR LLC” or the “Seller”), and TOYOTA MOTOR CREDIT CORPORATION, a California corporation (“TMCC,” the “Sponsor” or the “Servicer”).

WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with retail installment sales contracts secured by new or used new and used passenger cars, minivans, light-duty trucks or sport utility vehicles generated by Toyota Motor Credit Corporation in the ordinary course of business and sold to the Seller;

WHEREAS the Seller is willing to sell such receivables to the Issuer; and

WHEREAS the Servicer is willing to service such receivables;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01     Definitions.  Except as otherwise provided in this Agreement, whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Actual Payment” means, with respect to a Receivable and a Collection Period, all payments received by the Servicer from or for the account of the related Obligor on such Receivable during such Collection Period (and, in the case of the first Collection Period, all payments received by the Servicer from or for the account of such Obligor since the Cutoff Date through the last day of such Collection Period), net of any Supplemental Servicing Fees attributable to such Receivable.

“Adjusted Pool Balance” means, on the Closing Date, an amount equal to:

(a)     the Initial Pool Balance, minus

(b)     the Yield Supplement Overcollateralization Amount

and means, on any Payment Date, an amount (not less than zero) equal to:

(a)     the Pool Balance as of the last day of the related Collection Period, minus

(b)     the Yield Supplement Overcollateralization Amount.

“Administration Agreement” means the Administration Agreement, dated as of April 18, 2012, among the Administrator, the Issuer and the Indenture Trustee.

“Administrative Purchase Payment” means, with respect to a Payment Date and to an Administrative Receivable purchased by the Servicer during the related Collection Period, the sum of (a) the unpaid Principal Balance owed by the Obligor in respect of such Receivable plus (b) interest on such unpaid Principal Balance at a rate equal to the related APR to the last day in the related Collection Period.

“Administrative Receivable” means a Receivable which the Servicer is required to purchase pursuant to Section 4.08 or which the Servicer has elected to purchase pursuant to Section 9.01.

“Administrator” means TMCC, or any successor Administrator under the Administration Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the term “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Sale and Servicing Agreement among the Toyota Auto Receivables 2012-A Owner Trust, as Issuer, TAFR LLC, as seller, and TMCC, as servicer, as the same may be amended or supplemented from time to time.

“Amount Financed” in respect of a Receivable means the aggregate amount advanced under such Receivable toward the purchase price of the related Financed Vehicle and any related costs, including but not limited to accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail passenger car, minivan, light-duty truck and sport utility vehicle installment sales contracts.

“Annual Percentage Rate” or “APR” of a Receivable means the annual rate of finance charges specified in such Receivable.

“Available Collections” means, with respect to any Payment Date, the total of the following amounts received by the Servicer on or in respect of the Receivables during (or for application with respect to) the related Collection Period (computed in accordance with the Simple Interest Method):

(a)     the sum of all (i) collections on or in respect of all Receivables other than Defaulted Receivables, (ii) all proceeds with respect to an Insurance Policy, (iii) Net Liquidation Proceeds, (iv) all Warranty Purchase Payments and (v) all Administrative Purchase Payments, less

(b)     the sum of all late fees, extension fees and other administrative fees and expenses or similar charges allowed by applicable law with respect to the Receivables.

“Basic Documents” means the Receivables Purchase Agreement, the Trust Agreement, the Certificate of Trust, this Sale and Servicing Agreement, the Indenture, the

Administration Agreement, the Securities Account Control Agreement and the Note Depository Agreement and the other documents and certificates delivered in connection herewith and therewith.

“Basic Servicing Fee” means the fee payable to the Servicer on each Payment Date, calculated pursuant to Section 4.09, for services rendered during the related Collection Period, which shall be equal to one-twelfth of the Servicing Fee Rate, multiplied by the aggregate Principal Balance of the Receivables as of the first day of the related Collection Period.

“Book-Entry Notes” means beneficial interests in the Notes, ownership and transfer of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or Wilmington, Delaware are authorized or obligated by law, regulation, executive order or governmental decree to be closed.

“Certificate” means the certificate evidencing beneficial ownership interest of the Issuer, issued pursuant to the Trust Agreement.

“Certificateholder” means the registered holder of the Certificate.

“Class” means a group of Notes whose form is identical (except for variation in denomination, principal amount or owner), and references to “each Class” thus means each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes or the Class B Notes.

“Class A Note Balance” as of any date of determination, means the aggregate of the outstanding principal balances of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes.

“Class A Notes” means collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Final Scheduled Payment Date” means the Payment Date in April 2013.

“Class A-1 Initial Principal Balance” means $393,000,000.

“Class A-1 Interest Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of (x) the Class A-1 Interest Distributable Amount for such Payment Date and any outstanding Class A-1 Interest Carryover Shortfall from the immediately preceding Payment Date (together with interest on such outstanding Class A-1 Interest Carryover Shortfall at the Class A-1 Rate, to the extent lawful, calculated on the same basis as interest on the Class A-1 Notes for the same period), over (y) the amount of interest distributed to the Class A-1 Noteholders on such Payment Date.

“Class A-1 Interest Distributable Amount” means the amount of interest accrued during the related Interest Period (calculated on the basis of the actual number of days in such Interest Period and a year assumed to consist of 360 days) on the Class A-1 Principal Balance as of the immediately preceding Payment Date (after giving effect to payments of principal made on such immediately preceding Payment Date) at the Class A-1 Rate or, in the case of the first Payment Date, on the Class A-1 Initial Principal Balance.

“Class A-1 Note” means any of the 0.23989% Asset Backed Notes, Class A-1, issued under the Indenture substantially in the form attached thereto as Exhibit A-1.

“Class A-1 Noteholder” means any Person in whose name a Class A-1 Note is registered in the Note Register.

“Class A-1 Principal Balance” as of any date means the Class A-1 Initial Principal Balance less all amounts paid to the holders of Class A-1 Notes in respect of principal pursuant to Section 5.06 hereof.

“Class A-1 Rate” means 0.23989% per annum (computed on the basis of the actual number of days elapsed during the relevant Interest Period and a 360-day year).

“Class A-2 Final Scheduled Payment Date” means the Payment Date in October 2014.

“Class A-2 Initial Principal Balance” means $468,000,000.

“Class A-2 Interest Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of (x) the Class A-2 Interest Distributable Amount for such Payment Date and any outstanding Class A-2 Interest Carryover Shortfall from the immediately preceding Payment Date (together with interest on such outstanding Class A-2 Interest Carryover Shortfall at the Class A-2 Rate, to the extent lawful, calculated on the same basis as interest on the Class A-2 Notes for the same period), over (y) the amount of interest distributed to the Class A-2 Noteholders on such Payment Date.

“Class A-2 Interest Distributable Amount” means the amount of interest accrued during the related Interest Period (calculated on the basis of a 360 day year consisting of twelve 30 day months) on the Class A-2 Principal Balance as of the immediately preceding Payment Date (after giving effect to payments of principal made on such immediately preceding Payment Date) at the Class A-2 Rate or, in the case of the first Payment Date, on the Class A-2 Initial Principal Balance.

“Class A-2 Note” means any of the 0.57% Asset Backed Notes, Class A-2, issued under the Indenture substantially in the form attached thereto as Exhibit A-1.

“Class A-2 Noteholder” means any Person in whose name a Class A-2 Note is registered in the Note Register.

“Class A-2 Principal Balance” as of any date means the Class A-2 Initial Principal Balance less all amounts paid to the holders of Class A-2 Notes in respect of principal pursuant to Section 5.06 hereof.

“Class A-2 Rate” means 0.57% per annum (computed on the basis of a 360 day year consisting of twelve 30 day months).

“Class A-3 Final Scheduled Payment Date” means the Payment Date in February 2016.

“Class A-3 Initial Principal Balance” means $467,000,000.

“Class A-3 Interest Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of (x) the Class A-3 Interest Distributable Amount for such Payment Date and any outstanding Class A-3 Interest Carryover Shortfall from the immediately preceding Payment Date (together with interest on such outstanding Class A-3 Interest Carryover Shortfall at the Class A-3 Rate, to the extent lawful, calculated on the same basis as interest on the Class A-3 Notes for the same period), over (y) the amount of interest distributed to the Class A-3 Noteholders on such Payment Date.

“Class A-3 Interest Distributable Amount” means the amount of interest accrued during the related Interest Period (calculated on the basis of a 360 day year consisting of twelve 30 day months) on the Class A-3 Principal Balance as of the immediately preceding Payment Date (after giving effect to payments of principal made on such immediately preceding Payment Date) at the Class A-3 Rate or, in the case of the first Payment Date, on the Class A-3 Initial Principal Balance.

“Class A-3 Note” means any of the 0.75%  Asset Backed Notes, Class A-3, issued under the Indenture substantially in the form attached thereto as Exhibit A-1.

“Class A-3 Noteholder” means any Person in whose name a Class A-3 Note is registered in the Note Register.

“Class A-3 Principal Balance” as of any date means the Class A-3 Initial Principal Balance less all amounts paid to the holders of Class A-3 Notes in respect of principal pursuant to Section 5.06 hereof.

“Class A-3 Rate” means 0.75% per annum (computed on the basis of a 360 day year consisting of twelve 30 day months).

“Class A-4 Final Scheduled Payment Date” means the Payment Date in August 2017.

“Class A-4 Initial Principal Balance” means $134,590,000.

“Class A-4 Interest Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of (x) the Class A-4 Interest Distributable Amount for such Payment Date and any outstanding Class A-4 Interest Carryover Shortfall from the immediately preceding

Payment Date (together with interest on such outstanding Class A-4 Interest Carryover Shortfall at the Class A-4 Rate, to the extent lawful, calculated on the same basis as interest on the Class A-4 Notes for the same period), over (y) the amount of interest distributed to the Class A-4 Noteholders on such Payment Date.

“Class A-4 Interest Distributable Amount” means the amount of interest accrued during the related Interest Period (calculated on the basis of a 360 day year consisting of twelve 30 day months) on the Class A-4 Principal Balance as of the immediately preceding Payment Date (after giving effect to payments of principal made on such immediately preceding Payment Date) at the Class A-4 Rate or, in the case of the first Payment Date, on the Class A-4 Initial Principal Balance.

“Class A-4 Note” means any of the 0.99% Asset Backed Notes, Class A-4, issued under the Indenture substantially in the form attached thereto as Exhibit A-1.

“Class A-4 Noteholder” means any Person in whose name a Class A-4 Note is registered in the Note Register.

“Class A-4 Principal Balance” as of any date means the Class A-4 Initial Principal Balance less all amounts paid to the holders of Class A-4 Notes in respect of principal pursuant to Section 5.06 hereof.

“Class A-4 Rate” means 0.99% per annum (computed on the basis of a 360 day year consisting of twelve 30 day months).

“Class B Final Scheduled Payment Date” means the Payment Date in June 2018.

“Class B Initial Principal Balance” means $37,500,000.

“Class B Interest Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of (x) the Class B Interest Distributable Amount for such Payment Date and any outstanding Class B Interest Carryover Shortfall from the immediately preceding Payment Date (together with interest on such outstanding Class B Interest Carryover Shortfall at the Class B Rate, to the extent lawful, calculated on the same basis as interest on the Class B Notes for the same period), over (y) the amount of interest distributed to the Class B Noteholders on such Payment Date.

“Class B Interest Distributable Amount” means the amount of interest accrued during the related Interest Period (calculated on the basis of a 360 day year consisting of twelve 30 day months) on the Class B Principal Balance as of the immediately preceding Payment Date (after giving effect to payments of principal made on such immediately preceding Payment Date) at the Class B Rate or, in the case of the first Payment Date, on the Class B Initial Principal Balance.

“Class B Note” means any of the 0.00% Asset Backed Notes, Class B, issued under the Indenture substantially in the form attached thereto as Exhibit A-2.

“Class B Note Balance” as of any date of determination, means the outstanding principal balance of the Class B Notes.

“Class B Noteholder” means any Person in whose name a Class B Note is registered in the Note Register.

“Class B Principal Balance” as of any date means the Class B Initial Principal Balance less all amounts paid to the holders of Class B Notes in respect of principal pursuant to Section 5.06 hereof.

“Class B Rate” means 0.00% per annum (computed on the basis of a 360 day year consisting of twelve 30 day months).

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means April 18, 2012.

“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

“Collateral” should have the meaning described thereto in Section 2.01(b).

“Collection Account” means the account or accounts designated as such and established and maintained pursuant to Section 5.01.

“Collection Period” means, with respect to any Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs (and, in the case of the first Collection Period, the period from (but excluding) the Cutoff Date through the last day of the calendar month immediately preceding the month in which such Payment Date occurs).

“Commission” means the Securities and Exchange Commission, and any successor thereto.

“Controlling Class” has the meaning set forth in the Indenture.

“Current Receivable” means each Receivable that is not a Defaulted Receivable or a Liquidated Receivable.

“Customary Servicing Practices” means, with respect to the management, servicing, administration and making of collections on the Receivables, the performance of such actions with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable automotive receivables that it services for itself or others.

“Cutoff Date” means the close of business on March 31, 2012.

“Dealer” means the dealer of passenger cars, minivans, light-duty trucks or sport utility vehicles who sold a Financed Vehicle and who originated and assigned the Receivable relating to such Financed Vehicle to TMCC under an existing agreement between such dealer and TMCC.

“Dealer Recourse” means, with respect to a Receivable, all recourse rights against the Dealer that originated the Receivable, and any successor Dealer, in respect of breaches of representations and warranties relating to the origination of the related Receivables and the perfection of the security interests in the related Financed Vehicles.

“Defaulted Receivable” means a Receivable (other than an Administrative Receivable or a Warranty Receivable) as to which (a) all or any part of a Scheduled Payment is 120 or more days past due, or (b) if all or any part of a Scheduled Payment is less than 120 days past due, the Servicer has, in accordance with its Customary Servicing Practices, (i) determined that eventual payment in full is unlikely, (ii) repossessed and liquidated the related Financed Vehicle or (iii) repossessed and held the related Financed Vehicle in its repossession inventory for 90 days, whichever of clauses (i), (ii) or (iii) occurs first.

“Definitive Notes” shall have the meaning ascribed thereto in Section 2.10 of the Indenture.

“Depositor” means the Seller in its capacity as Depositor under the Trust Agreement.

“Determination Date” means, with respect to any Payment Date, the second Business Day preceding such Payment Date.

“DTC” means The Depository Trust Company, and its successors.

“Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

“Eligible Institution” means a depository institution or trust company (which may be the Owner Trustee, the Indenture Trustee or any of their respective Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (a) which at all times has either (i) a long-term senior unsecured debt rating of “Aa2” or better by Moody’s, “AA-” or better by Standard & Poor’s or such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Issuer or the Indenture Trustee, (ii) a certificate of deposit rating of “P-1” by Moody’s, “A-1” by Standard & Poor’s or (iii) such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Issuer or the

Indenture Trustee and (b) whose deposits are insured by the Federal Deposit Insurance Corporation.

“Eligible Investments” means, at any time, any one or more of the following obligations and securities:

(a)     obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(b)     general obligations of or obligations guaranteed by FNMA, or (ii) any state of the United States, the District of Columbia or the Commonwealth of Puerto Rico then rated the highest available credit rating of each Rating Agency for such obligations;

(c)     certificates of deposit issued by any depository institution or trust company (including the Indenture Trustee) incorporated under the laws of the United States or of any state thereof, the District of Columbia or the Commonwealth of Puerto Rico and subject to supervision and examination by banking authorities of one or more of such jurisdictions, provided that the short-term unsecured debt obligations of such depository institution or trust company are then rated the highest available rating of each Rating Agency for such obligations;

(d)     certificates of deposit, commercial paper, demand or time deposits of, bankers’ acceptances issued by, or federal funds sold by, any depository institution or trust company (including the Indenture Trustee or any Affiliate of the Indenture Trustee) incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities and the deposits of which are fully insured by the Federal Deposit Insurance Corporation, so long as at the time of such investment or contractual commitment providing for such investment either such depository institution or trust company is an Eligible Institution (or if such investment will mature after more than one month, the long-term, unsecured debt of the issuer has the highest available rating from each Rating Agency) or as to which the Rating Agency Condition is satisfied;

(e)     certificates of deposit issued by any bank, trust company, savings bank or other savings institution that is an Eligible Institution and is fully insured by the FDIC (or if such investment will mature after more than one month, the long-term, unsecured debt of the issuer has the highest available rating from each Rating Agency);

(f)     repurchase obligations held by the Indenture Trustee that are acceptable to the Indenture Trustee with respect to any security described in clauses (a), (b) or (g) hereof or any other security issued or guaranteed by any other agency or instrumentality of the United States, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in clause (d) above (including the Indenture Trustee); provided, however, that repurchase obligations entered into with any particular depository institution or trust company (including the Indenture Trustee) will not be Eligible Investments to the extent that the aggregate principal amount of such repurchase obligations with such depository institution or trust company held by the Indenture Trustee on behalf of the Noteholders or the

Seller, as the case may be, shall exceed 10% of either the Pool Balance or of the principal balance of all the face amount of all Eligible Investments so held thereby;

(g)     securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State (including commercial paper of the Sponsor or any of its Affiliates) so long as at the time of such investment or contractual commitment providing for such investment (i) the long-term, unsecured debt, or if such securities are commercial paper, the short-term unsecured debt, of such corporation has the highest available rating from each Rating Agency or (ii) as to which the Rating Agency Condition is satisfied;

(h)     money market funds, mutual funds or other pooled investment vehicle so long as such funds are rated “Aaa” by Moody’s (so long as Moody’s is a Rating Agency) and “AAA” by Standard & Poor’s (so long as Standard & Poor’s is a Rating Agency), including any such fund for which the Indenture Trustee or an Affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian, and notwithstanding that (i) such Person charges and collects fees and expenses from such funds for services rendered, (ii) such Person charges and collects fees and expenses for services rendered pursuant to the Trust Agreement, the Indenture or the Securities Account Control Agreement and (iii) services performed for such funds and pursuant to any such agreement may converge at any time.  Each of the Seller and the Servicer hereby specifically authorizes the Indenture Trustee, Owner Trustee, Securities Intermediary or an Affiliate thereof to charge and collect all fees and expenses from such funds for services rendered to such funds, in addition to any fees and expenses such Person may charge and collect for services rendered pursuant to any such Agreement;

(i)     investments in Eligible Investments maintained in “sweep accounts,” short-term asset management accounts and the like utilized for the investment, on an overnight basis, of residual balances in investment accounts maintained at the Indenture Trustee or any other depository institution or trust company (including the Indenture Trustee) incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities and the deposits of which are fully insured by the Federal Deposit Insurance Corporation, so long as at the time of such investment or contractual commitment providing for such investment either such depository institution or trust company is an Eligible Institution (or if such investment will mature after more than one month, the long-term, unsecured debt of the issuer has the highest available rating from each Rating Agency) or as to which the Rating Agency Condition is satisfied; and

(j)     such other investments acceptable to each Rating Agency (as approved in writing by each Rating Agency) as will not result in the downgrading or withdrawal of the ratings then assigned by such Rating Agency to any of the Notes; provided that each of the foregoing investments shall mature no later than the Payment Date next succeeding such investment, and shall be required to be held to such maturity.

None of the foregoing will be considered an Eligible Investment if:

(1)     it constitutes a certificated security, bankers’ acceptance, commercial paper, negotiable certificate of deposit or other obligation that constitutes “financial assets” within the meaning of Section 8-102(a)(9)(c) of the UCC unless a security entitlement with respect to such Eligible Investment has been created, in favor of the Indenture Trustee or Owner Trustee, as appropriate, in accordance with Section 8-501(b) of the UCC and the related securities intermediary has agreed not to comply with entitlement orders of any secured party other than the Indenture Trustee, Seller or Owner Trustee, as the case may be; or

(2)     it constitutes a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, unless, in accordance with applicable law, (A) a book-entry registration thereof is made to an appropriate book-entry account maintained with a Federal Reserve Bank by the Indenture Trustee, Securities Intermediary or Owner Trustee, as appropriate, or by a custodian therefor, (B) a deposit advice or other written confirmation of such book-entry registration is issued to such Person, (C) any such custodian makes entries in its books and records identifying that such book-entry security is held through the Federal Reserve System pursuant to federal book-entry regulations and belongs to such trustee and indicating that such custodian holds such Eligible Investment solely as agent for the Indenture Trustee, Securities Intermediary or Owner Trustee, as appropriate, (D) the Indenture Trustee, Securities Intermediary or Owner Trustee, as appropriate, makes entries in its books and records establishing that it holds such security solely in such capacity, and (E) any additional or alternative procedures as may hereafter become necessary to effect complete transfer of ownership thereof to such trustee are satisfied, consistent with changes in applicable law or regulations or the interpretation thereof.

Notwithstanding anything to the contrary contained in this definition, no Eligible Investment may be purchased at a premium and no Eligible Investment shall be an “interest only” instrument.

For purposes of this definition, any reference to the highest available credit rating of an obligation shall mean the highest available credit rating for such obligation (excluding any “+” signs associated with such rating), or such lower credit rating (as approved in writing by each Rating Agency) as will not result in the downgrading or withdrawal of the rating then assigned by such Rating Agency to any of the Notes.  Also for purposes of this definition, any reference to a Rating Agency refers only to a Rating Agency that has, at the request of TMCC, rated the Notes.

“Event of Default” shall have the meaning ascribed thereto in Section 5.01 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation, and its successors.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Final Scheduled Payment Date” means the Class A-1 Final Scheduled Payment Date, the Class A-2 Final Scheduled Payment Date, the Class A-3 Final Scheduled Payment Date, the Class A-4 Final Scheduled Payment Date or the Class B Final Scheduled Payment Date, as the context requires.

“Financed Vehicle” means, with respect to a Receivable, the related passenger car, minivan, light-duty truck or sport utility vehicle, as the case may be, together with all accessions thereto, securing the related Obligor’s indebtedness under such Receivable.

“First Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the Class A Note Balance as of such Payment Date (before giving effect to any principal payments made on the Class A Notes on such Payment Date), over (b) the related Adjusted Pool Balance; provided, however, that (i) the First Priority Principal Distribution Amount on the Class A-1 Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero; (ii) the First Priority Principal Distribution Amount on the Class A-2 Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-2 Notes to zero; (iii) the First Priority Principal Distribution Amount on the Class A-3 Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero; and (iv) the First Priority Principal Distribution Amount on the Class A-4 Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-4 Notes to zero.

“FNMA” means the Federal National Mortgage Association, and its successors.

      “Holder” or “Securityholder” means the registered holder of a Note, as evidenced by the Note Register, or the Certificateholder, as the case may be, except that, solely for the purposes of giving certain consents, waivers, requests or demands pursuant to the Trust Agreement or the Indenture, the interest evidenced by the Certificate or any Note registered in the name of TAFR LLC or TMCC, or any Person actually known to a Trust Officer of the Owner Trustee or the Indenture Trustee to be controlling, controlled by or under common control with TAFR LLC or TMCC, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request or demand shall have been obtained.

“Indenture” means the Indenture, dated as of April 18, 2012, between the Issuer and the Indenture Trustee.

“Indenture Trustee” means Deutsche Bank Trust Company Americas, in its capacity as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insurance Policy” means, with respect to a Receivable, an insurance policy covering physical damage, credit life, credit disability, theft, mechanical breakdown or similar event relating to the related Financed Vehicle or Obligor.

“Interest Period” means, with respect to any Payment Date and (i) the Class A-1 Notes, the period from (and including) a Payment Date to (but excluding) the next Payment Date, except that the first interest accrual period will be from (and including) the Closing Date to (but excluding) May 15, 2012; and (ii) the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, the period from (and including) the 15th day of each calendar month to (but excluding) the 15th day of the succeeding calendar month, except that the first interest accrual period will be from (and including) the Closing Date to (but excluding) May 15, 2012.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuer” means Toyota Auto Receivables 2012-A Owner Trust, unless and until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA (as such term is defined in the Indenture), each other obligor on the Notes, if any.

“Lien” means any security interest, lien, charge, pledge, equity or encumbrance of any kind other than tax liens, mechanics’ liens and any liens that attach to a Receivable or any property, as the context may require, by operation of law.

“Liquidated Receivable” means a Receivable that (i) has been the subject of a Prepayment in full, or (ii) has been paid in full or as to which the Servicer has determined that the final amounts in respect of such payment have been paid with respect to a Defaulted Receivable, regardless of whether all or any part of such payment has been made by the Obligor under such Receivable, the Seller pursuant to this Agreement, the Servicer pursuant to this Agreement or pursuant to the Receivables Purchase Agreement, an insurer pursuant to an Insurance Policy or otherwise.

“Liquidation Expenses” means, with respect to a Defaulted Receivable, the amount charged by the Servicer, in accordance with its Customary Servicing Practices, to or for its account for repossessing, refurbishing and disposing of the related Financed Vehicle and other out-of-pocket costs related to such liquidation.

“Liquidation Proceeds” means, with respect to a Defaulted Receivable, all amounts realized with respect to such Receivable from whatever sources (including, without limitation, proceeds of any Insurance Policy), net of amounts that are required by law or such Receivable to be refunded to the related Obligor.

“Monthly Remittance Conditions” means, collectively, (i) TMCC is the Servicer, (ii) either (a) TMCC’s short-term unsecured debt is rated P-1 by Moody’s and A-1 by Standard & Poor’s, or (b) certain arrangements are made that are acceptable to the Rating Agencies and (iii) no Event of Default or Servicer Default shall have occurred and be continuing (unless waived by the appropriate Noteholders).

“Moody’s” means Moody’s Investors Service, Inc. or its successor.

“Net Liquidation Proceeds” means, with respect to a Defaulted Receivable, Liquidation Proceeds less Liquidation Expenses.

“Note” means a Class A-1 Note, a Class A-2 Note, a Class A-3 Note, a Class A-4 Note or a Class B Note.

“Note Balance” as of any date of determination, means the aggregate of the outstanding principal balances of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes.

“Note Depository Agreement” means the agreement entitled “Letter of Representations,” dated on or before the Closing Date, among the Clearing Agency, the Issuer and the Indenture Trustee with respect to certain matters relating to the duties thereof with respect to the Book-Entry Notes, substantially in the form attached to the Indenture as Exhibit B.

“Note Owner” means, with respect to a Book-Entry Note, any Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Pool Factor” means, with respect to each Class of Notes as of the close of business on any Payment Date, a seven-digit decimal figure equal to the outstanding principal balance of such Class of Notes (after giving effect to any reductions thereof to be made on such Payment Date) divided by the original outstanding principal balance of such Class of Notes.  The Note Pool Factor for each Class of Notes will be 1.0000000 as of the Closing Date; thereafter, the related Note Pool Factor will decline to reflect reductions in the outstanding principal balance of such Class of Notes.

“Note Register” means the Register of Noteholders’ information maintained by the Indenture Trustee or its successor pursuant to Section 2.04 of the Indenture, which register records the name of each registered Holder of a Note.

“Noteholder” means any Holder of a Note.

“Obligor” on a Receivable means the purchaser or co-purchasers of the related Financed Vehicle purchased in part or in whole by the execution and delivery of such Receivable or any other Person who owes or may be liable for payments under such Receivable.

“Officer’s Certificate” means a certificate signed by the President, any Vice President, the chief financial officer, the chief accounting officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Issuer, the Seller, the Administrator or the Servicer, as the case may be.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise provided herein, be an employee of or counsel to the Issuer, the Seller or the Servicer, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as the case may be.

“Optional Purchase Percentage” means 5%.

“Optional Purchase Price” means an amount equal to the greater of (i) the fair market value of the Trust Estate and (ii) the Outstanding Amount plus all accrued and unpaid interest on each Class of Notes (including, without duplication, any Class A-1 Interest Carryover Shortfall, Class A-2 Interest Carryover Shortfall, Class A-3 Interest Carryover Shortfall, Class A-4 Interest Carryover Shortfall or Class B Interest Carryover Shortfall) through the Payment Date on which the Trust Estate is to be purchased by the Servicer, or successor to the Servicer.

“Original Pool Balance” means $1,558,792,743.09.

“Outstanding Amount” means the aggregate principal amount of all Notes, or, if indicated by the context, all Notes of any Class, outstanding at the date of determination.

“Overcollateralization Target Amount” means 0.85% of the Adjusted Pool Balance as of the Cutoff Date.

“Owner Trustee” means Wells Fargo Delaware Trust Company, National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor Owner Trustee under the Trust Agreement.

“Paying Agent” shall have the meaning ascribed thereto in the Indenture.

“Payment Date”  means, with respect to a Collection Period, the fifteenth calendar day of the following calendar month, or if such day is not a Business Day, the next succeeding Business Day, commencing in May 2012.

“Permitted Modification” shall have the meaning ascribed thereto in Section 4.02.

“Person” means any legal person, including any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pool Balance” means, as of any date, the aggregate Principal Balance of the Receivables (exclusive of all Administrative Receivables for which the Servicer has paid the Administrative Purchase Payment, Warranty Receivables for which the Seller has paid the Warranty Purchase Payment and Defaulted Receivables) as of the close of business on such date.

“Pool Factor” as of any Payment Date, means a seven-digit decimal figure equal to the Pool Balance as of such Payment Date divided by the Original Pool Balance.

“Prepayment” means any prepayment, whether in part or in full, in respect of any Receivable.

“Principal Balance” means, with respect to any Receivable as of any date, the Amount Financed minus the sum of the following amounts: (i) that portion of all payments actually received on or prior to such date allocable to principal, (ii) any Warranty Purchase Payment or Administrative Purchase Payment with respect to such Receivable allocable to principal, and (iii) any Prepayments or other payments applied to reduce the unpaid principal balance of such Receivable.  The Principal Balance of a Defaulted Receivable is zero.

“Rating Agency” means either or each of Moody’s and Standard & Poor’s, as indicated by the context.

“Rating Agency Condition” has the meaning set forth in the Indenture.

“Receivable” means any retail installment sales contract which is executed by an Obligor in respect of a Financed Vehicle that is identified in the Schedule of Receivables, and all proceeds thereof and payments thereunder.

“Receivable File” means the documents (whether tangible or electronic) specified in Section 2.02 pertaining to a particular Receivable.

“Receivables Purchase Agreement” means that certain Receivables Purchase Agreement, dated as of April 18, 2012, between the Seller and TMCC.

“Record Date” means, with respect to the Notes of any Class and each Payment Date, the calendar day immediately preceding such Payment Date or, if Definitive Notes representing any Class of Notes have been issued, the last day of the month immediately preceding the month in which such Payment Date occurs.  Any amount stated “as of a Record Date” or “on a Record Date” shall give effect to (i) all applications of collections, and (ii) all payments and distributions to any party under this Agreement, the Indenture and the Trust Agreement or to the related Obligor, as the case may be, in each case as determined as of the opening of business on the related Record Date.

“Recoveries” means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

“Regular Principal Distribution Amount” means, with respect to any Payment Date, an amount equal to (a) the excess, if any, of (i) the Note Balance as of such Payment Date (before giving effect to any principal payments made on the Notes on such Payment Date), over (ii) the excess, if any, of the Adjusted Pool Balance as of the end of the related Collection Period less the Overcollateralization Target Amount minus (b) the sum of the First Priority Principal Distribution Amount and the Second Priority Principal Distribution Amount for such Payment Date.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Required Rate” means 4.50%.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 5.07.

“Schedule of Receivables” means the schedule of receivables attached as an exhibit to the Transfer Notice (as defined in the Receivables Purchase Agreement) delivered on the Closing Date, as it may be amended from time to time in accordance with the terms of this Agreement.

“Scheduled Payment” means, with respect to any Payment Date and to a Receivable, the payment set forth in such Receivable as due from the Obligor in the related Collection Period; provided, however, that in the case of the first Collection Period, the Scheduled Payment shall include all such payments due from the Obligor after the Cutoff Date.

“Second Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount equal to (a) the excess, if any, of (i) the Note Balance as of such Payment Date (before giving effect to any principal payments made on the Class A Notes and the Class B Notes on such Payment Date), over (ii) the Adjusted Pool Balance for such Payment Date minus (b) the First Priority Principal Distribution Amount for such Payment Date; provided, however, that the Second Priority Principal Distribution Amount on the Class B Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

“Securities Account Control Agreement” means the Securities Account Control Agreement, dated as of April 18, 2012, among the Seller, Deutsche Bank Trust Company Americas, as Securities Intermediary thereunder, and the Indenture Trustee, pursuant to which the Reserve Account will be established and maintained.

“Securities Act” means the Securities Act of 1933, as amended.

“Securityholder” see the definition of “Holder.”

“Seller” means TAFR LLC, and its successors in interest to the extent permitted hereunder.

“Servicer” means TMCC, as the servicer of the Receivables, and each successor to TMCC (in the same capacity) pursuant to Section 7.03 or 8.02.

“Servicer’s Certificate” means an Officer’s Certificate of the Servicer delivered pursuant to Section 4.10, substantially in the form attached hereto as Exhibit A.

“Servicer Default” means an event specified in Section 8.01.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Fee Rate” means 1.00% per annum.

“Simple Interest Method” means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

“Specified Reserve Account Balance” means, with respect to any Payment Date, an amount equal to the lesser of (a) $3,750,246.22  and (b) the Outstanding Amount of the Notes for such Payment Date (after giving effect to any principal payments made on the Notes on such Payment Date).

“Sponsor” means Toyota Motor Credit Corporation, in its capacity as sponsor hereunder, and any successor in interest.

“Standard & Poor’s” means Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business, and its successors.

“Subcontractor” means any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the asset-backed securities market) of the Receivables but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Receivables under the direction or authority of the Servicer or a Subservicer.

“Subservicer” means any Person that services Receivables on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB.

“Successor Servicer” means any entity appointed as a successor to the Servicer pursuant to Section 8.02.

“Supplemental Servicing Fee” means, with respect to any Payment Date, all late fees, extension fees and other administrative fees and expenses or similar charges allowed by applicable law with respect to the Receivables received by the Servicer during the related Collection Period, plus investment earnings on deposit in the Collection Account.

“TAFR LLC” means Toyota Auto Finance Receivables LLC, a Delaware limited liability company, or its successors.

“TMCC” means Toyota Motor Credit Corporation, a California corporation, and its successors and assigns.

“Total Servicing Fee” means, for each Payment Date, the sum of the Basic Servicing Fee and the Supplemental Servicing Fee for such Payment Date.

“Trust Agreement” means the Trust Agreement, dated as of January 18, 2012, as amended and restated by the Amended and Restated Trust Agreement, dated as of April 18, 2012, by and between the Seller and the Owner Trustee.

“Trust Estate” shall have the meaning ascribed thereto in Section 1.01 of the Indenture.

“Trust Officer” means, in the case of the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and, with respect to the Owner Trustee, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction at the relevant time.

“United States” means the United States of America.

“Warranty Purchase Payment” means, with respect to a Payment Date and to a Warranty Receivable repurchased by the Seller as of the close of business on the last day of the related Collection Period, the sum of (a) the unpaid principal balance owed by the Obligor in respect of such Receivable plus (b) interest on such unpaid principal balance at a rate equal to the related APR to the last day in the related Collection Period.

“Warranty Receivable” means a Receivable which the Seller is required to repurchase pursuant to Section 3.02.

“Yield Supplement Overcollateralization Amount” means, with respect to any calendar month and the related Payment Date, or with respect to the Closing Date, the aggregate amount by which the Principal Balance as of the last day of the related Collection Period or the

Cutoff Date, as applicable, of each of the related Receivables with an APR as stated in the related Contract of less than the Required Rate, other than Defaulted Receivables, exceeds the present value, calculated by using a discount rate equal to the Required Rate, of each scheduled payment of each such Receivables assuming such scheduled payment is made on the last day of each month and each month has 30 days.

SECTION 1.02     Usage of Terms.  With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.”

ARTICLE II

CONVEYANCE OF RECEIVABLES

SECTION 2.01     Conveyance of Receivables.

(a)     Upon the execution of this Agreement by the parties hereto, the Seller, pursuant to the mutually agreed upon terms contained in this Agreement, shall sell, transfer, assign and otherwise convey to the Issuer, without recourse (but subject to the Seller’s obligations in this Agreement), all of its right, title and interest in and to the Receivables and any proceeds related thereto, including any Dealer Recourse and such other items as shall be specified in this Agreement.  Concurrently therewith and in exchange therefor, the Issuer shall deliver to, or to the order of, the Seller the Notes and the Certificate.

(b)     In consideration of the foregoing and other good and valuable consideration to be delivered to the Seller hereunder, on behalf of the Issuer, the Seller does hereby sell, transfer, assign and otherwise convey to the Issuer, without recourse (subject to the Seller’s obligations herein):

(i)     all right, title and interest of the Seller in and to the Receivables and all monies due thereon or paid thereunder or in respect thereof (including proceeds of the repurchase of Receivables by the Seller pursuant to Section 3.02 or the purchase of Receivables by the Servicer pursuant to Section 4.08 or 9.01) after the Cutoff Date;

(ii)     the interest of the Seller in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any accessions thereto;

(iii)     the interest of the Seller in any proceeds of any Insurance Policies relating to the Receivables or the Obligors;

(iv)     the interest of the Seller in any Dealer Recourse;

(v)     the right of the Seller to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed pursuant to the terms thereof;

(vi)     the rights and interests of the Seller under the Receivables Purchase Agreement;

(vii)     all proceeds of the foregoing; and

(viii)     all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Collateral”).

(c)     It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Collateral from the Seller to the Issuer and the beneficial interest in and title to the Collateral shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.  The Seller agrees to execute and file all filings (including filings under the UCC) necessary in any jurisdiction to provide third parties with notice of the sale of the Collateral pursuant to this Agreement and to perfect such sale under the UCC.

(d)     Although the parties hereto intend that the transfer and assignment contemplated by this Agreement be a sale, in the event such transfer and assignment is deemed to be other than a sale, the parties intend that all filings described in the foregoing paragraph shall give the Issuer a first priority perfected security interest in, to and under the Receivables, and other Collateral conveyed hereunder and all proceeds of any of the foregoing.  This Agreement shall be deemed to be the grant of a security interest from the Seller to the Issuer, and the Issuer shall have all the rights, powers and privileges of a secured party under the UCC.

(e)     In connection with the foregoing conveyance, the Servicer shall maintain its computer system so that, from and after the time of sale of the Receivables to the Issuer under this Agreement, the Servicer’s electronic files which are maintained for the purpose of identifying retail installment sales contracts which have been transferred in connection with securitizations will show the interest of the Issuer in such Receivable and that the Receivable is owned and controlled by the Issuer.  Indication of the Issuer’s ownership of a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the Receivable has been paid in full, repurchased or assigned pursuant to this Agreement.

(f)     Ownership and control of the Receivables, as between the Issuer and the Indenture Trustee (on behalf of the Noteholders) shall be governed by the Indenture.

SECTION 2.02     Custody of Receivables Files.  To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Owner Trustee on behalf of the Issuer, upon the execution and delivery of this Agreement, appoints the Servicer, and the Servicer accepts such appointment, to act as the agent of the Issuer as custodian of the following documents or instruments (the parties hereto expressly acknowledging and agreeing that the Servicer may appoint a third party to act as the agent of the Servicer to maintain possession of such documents, electronic files or instruments as contemplated by Sections 3.01(v) and 3.03(b) of this Agreement) which are hereby held by the Servicer for benefit of the Issuer with respect to each Receivable:

(a)     the original tangible record constituting or forming a part of such Receivable that is tangible chattel paper (as such term is defined in Section 9-102 of the UCC) fully executed by the related Obligor or a copy or image of such original tangible record that is stored in an electronic medium that the Servicer shall maintain in accordance with its customary procedures and that shall be a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of such Receivable, which authoritative copy identifies TMCC as the secured party under such Receivable or as the assignee of the secured party under such Receivable;

(b)     the original credit application executed by the related Obligor (or a photocopy or other image thereof that the Servicer shall keep on file in accordance with its customary procedures), on TMCC’s customary form, or on a form approved by TMCC;

(c)     the original certificate of title (or evidence that such certificate of title has been applied for), or a photocopy or other image thereof of such documents that the Servicer shall keep on file in accordance with TMCC’s customary procedures, evidencing the security interest in the related Financed Vehicle; and

(d)     any and all other documents (whether tangible or electronic) that the Seller or the Servicer, as the case may be, shall keep on file, in accordance with its customary procedures, relating to such Receivable, the related Obligor or Financed Vehicle;

provided, that the Servicer may appoint one or more agents to act as subcustodians of certain items contained in a Receivables File so long as the Servicer remains primarily responsible for their safekeeping, provided further, that the Servicer shall not transmit or transfer the authoritative copy of a Receivable that is in the form of electronic chattel paper to another person unless such person is able to and agrees to maintain TMCC’s “control” (as such term is used in Section 9-105 of the UCC) over the authoritative copy or the control of any authorized assignee of TMCC.

SECTION 2.03     Acceptance by Owner Trustee.  The Owner Trustee hereby acknowledges its acceptance, on behalf of the Issuer, pursuant to this Agreement, of all right, title and interest in and to the Receivables conveyed by the Seller pursuant to this Agreement and declares and shall declare from and after the date hereof that the Owner Trustee holds and shall hold such right, title and interest, upon the terms and conditions set forth in this Agreement.

ARTICLE III

THE RECEIVABLES

SECTION 3.01     Representations and Warranties of the Seller with Respect to the Receivables.  The Seller makes the following representations and warranties as to the Receivables on which the Issuer is deemed to have relied in acquiring the Receivables.  Such representations and warranties speak as of the Cutoff Date and as of the Closing Date (unless, by its terms, a representation or warranty speaks specifically as of the Cutoff Date or the Closing Date, in which case, such representation or warranty speaks specifically as of such date only), but shall survive the sale, transfer and assignment of the Receivables to the Issuer, and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)     Characteristics of Receivables.  Each Receivable (i) shall have been originated in the United States by a Dealer for the retail sale of the related Financed Vehicle in the ordinary course of such Dealer’s business, shall have been fully and properly executed by the parties thereto, shall have been purchased by TMCC from such Dealer under an existing agreement with TMCC and shall have been validly assigned by such Dealer to TMCC in accordance with the terms of such agreement and shall have been subsequently sold by TMCC to the Seller pursuant to the Receivables Purchase Agreement, (ii) on the Closing Date, shall have created or shall create a valid, subsisting and enforceable first priority security interest in favor of TMCC in the related Financed Vehicle, which security interest has been assigned by TMCC to the Seller and shall be assignable, and shall be so assigned, by the Seller to the Issuer hereby, (iii) shall, except as otherwise provided in this Agreement, provide for scheduled monthly payments that fully amortize the Amount Financed by maturity (except for minimally different payments in the first or last month in the life of the Receivable and except pursuant to the Servicer’s Customary Servicing Practices, including Permitted Modifications that re-amortize the term of the Receivable) and provide for a finance charge or yield interest at its APR, in either case calculated based on the Simple Interest Method, (iv) shall contain customary and enforceable provisions, such that the rights and remedies of the holder thereof shall be adequate for realization against the Collateral of the benefits of the security, (v) shall provide for, in the event that such Receivable is prepaid, a prepayment that fully pays the Principal Balance and includes accrued but unpaid interest and (vi) allows for prepayment and partial prepayment without penalty.

(b)     Schedule of Receivables to the Transfer Notice.  As of the Cutoff Date, the information set forth in the Schedule of Receivables attached to the Transfer Notice shall be true and correct in all material respects and no selection procedures adverse to the Securityholders shall have been utilized in selecting the Receivables from those new and used passenger car, minivan, light-duty truck and sport utility vehicle receivables of TMCC that met the selection criteria set forth in this Section 3.01 and this Agreement.

(c)     Compliance with Law.  Each Receivable, including each form of contract used to originate each Receivable and each sale of the related Financed Vehicle, shall have complied at the time such form of contract was used or such sale was originated or made, and shall comply at the time of execution of this Agreement, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the

Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z (to the extent applicable), the Servicemembers Civil Relief Act of 2003, as amended, and state adaptations of the National Consumer Credit Protection Act and of the Uniform Consumer Credit Code and other consumer credit, equal credit opportunity and disclosure laws as applicable to such Receivable.

(d)     Binding Obligation.  Each Receivable is on a form contract that includes rights and remedies allowing the holder to enforce the obligation and realize on the related Financed Vehicle.  Each Receivable shall constitute the legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity and consumer protection laws, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(e)     No Government Obligors.  None of the Receivables shall be due from the United States or any state or local government, or from any agency, department or instrumentality of the United States or any state or local government.

(f)     Employee Obligors.  None of the Receivables shall be due from any employee of the Seller, TMCC or any of their respective Affiliates.

(g)     Security Interest in Financed Vehicles.  Immediately prior to the sale, assignment and transfer thereof to the Issuer on the Closing Date, each Receivable shall be secured by a validly perfected first priority security interest in the related Financed Vehicle in favor of TMCC as secured party or all necessary and appropriate action with respect to such Receivable shall have been taken to perfect a first priority security interest in such Financed Vehicle in favor of TMCC as secured party.

(h)     Receivables in Force.  No Receivable shall have been satisfied, subordinated or rescinded, nor shall any Financed Vehicle have been released in whole or in part from the lien granted by the related Receivable.

(i)     No Waivers.  As of the Cutoff Date, no provision of a Receivable shall have been waived (except pursuant to the Servicer’s Customary Servicing Practices, including Permitted Modifications that re-amortize the term of the Receivable) in such a manner that such Receivable fails to meet all of the other representations and warranties made by the Seller herein with respect thereto.

(j)     No Amendments.  No material provision of a Receivable has been affirmatively amended, except amendments and modifications that are contained in the related Receivable File.  As of the Cutoff Date, no Receivable shall have been amended or modified in such a manner that the total number of Scheduled Payments has been increased (except pursuant to the Servicer’s Customary Servicing Practices, including Permitted Modifications that re-amortize the term of the Receivable) or that the related Amount Financed has been increased or that such

Receivable fails to meet all of the other representations and warranties made by the Seller herein with respect thereto.

(k)     No Defenses.  No facts shall be known to the Seller which would give rise to any right of rescission, setoff, counterclaim or defense, nor shall the same have been asserted or threatened, with respect to any Receivable.

(l)     No Liens.  The Seller has not received notice that any liens or claims have been filed as of the date of this Agreement, including liens for work, labor or materials relating to a Financed Vehicle, that shall be liens prior to, or equal or coordinate with, the security interest in such Financed Vehicle granted by the related Receivable, which Liens shall not have been released or satisfied as of the Closing Date.

(m)     No Default; No Repossession.  Except for payment delinquencies that, as of the Cutoff Date, have been continuing for a period of not more than 29 days, no default, breach, violation or event permitting acceleration under the terms of any Receivable shall have occurred as of the Cutoff Date; no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable shall have arisen; the Seller shall not have waived any of the foregoing; and no Financed Vehicle has been repossessed without reinstatement as of the Cutoff Date.

(n)     Insurance.  The terms of each Receivable require the Obligor to obtain and maintain physical damage insurance covering the related Financed Vehicle in accordance with TMCC’s normal requirements.  The terms of each Receivable allow, but do not require TMCC to (and TMCC, in accordance with its Customary Servicing Practices, does not) obtain any such coverage on behalf of the Obligor.

(o)     Good Title.  It is the intention of the Seller that the transfer and assignment herein contemplated, taken as a whole, constitute a sale of the Receivables from the Seller to the Issuer and that the beneficial interest in and title to the Receivables not be part of the debtor’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.  No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Issuer, and no provision of a Receivable shall have been waived, except for a waiver that would not violate clause (i) or clause (j) above; immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens and rights of others; immediately upon the transfer and assignment thereof, the Issuer shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others; and the transfer and assignment herein contemplated has been perfected under the UCC.

(p)     Lawful Assignment.  No Receivable shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement or pursuant to a transfer of the related certificate of title shall be unlawful, void or voidable.  The terms of each Receivable do not limit the right of the owner of such Receivable to sell such Receivable.  The Seller has not entered into any agreement with any Person that prohibits, restricts or conditions the sale of any Receivable by the Seller.

(q)     All Filings Made.  As of the Closing Date, all filings (including UCC filings) necessary in any jurisdiction to provide third parties with notice of the transfer and assignment herein contemplated, to perfect the sale of the Receivables from the Seller to the Issuer to give the Issuer a first priority perfected security interest in the Receivables and to give the Indenture Trustee a first priority perfected security interest therein shall have been made.

(r)     One Original or Authoritative Copy.  There is only one original executed copy of each tangible record (except that carbon or other copies may exist) constituting or forming a part of each Receivable that is tangible chattel paper fully executed by the related Obligor, or a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of each electronic record constituting or forming a part of each Receivable in the form of electronic chattel paper.  Such “authoritative copy” of each Receivable in the form of electronic chattel paper consists of a copy or image stored in an electronic medium of the original executed copy of the Receivable in the form of tangible chattel paper that had been executed by the related Obligor, that had been delivered to TMCC before conversion to an electronic record, and that identifies TMCC as the secured party under such Receivable or as the assignee of the secured party under such Receivable.  No copies or revisions that change TMCC’s identification as the secured party or the assignee of the secured party can be made without the participation of TMCC.  Either (i) there are no copies of the authoritative copy of any Receivable in the form of electronic chattel paper or (ii) every copy of the authoritative copy and every copy of a copy is readily identifiable as a copy that is not the authoritative copy of the Receivable in the form of electronic chattel paper.  No revision of the authoritative copy of the Receivable in the form of electronic chattel paper can be made unless such revision is readily identifiable as an authorized or unauthorized revision.  After the creation and designation of the electronic record evidencing the Receivable as the authoritative copy, the tangible record evidencing the Receivable was destroyed and, pending such destruction, was marked or maintained in such a manner to indicate that such tangible record is not an authoritative copy of the Receivable.

(s)     Chattel Paper.  Each Receivable constitutes “chattel paper” that is in the form of either “tangible chattel paper” or “electronic chattel paper” as such terms are defined in the UCC.

(t)     Additional Representations and Warranties.  (i) Each Receivable shall have an original number of Scheduled Payments of not less than 12 nor more than 72 and, as of the Cutoff Date, a remaining number of Scheduled Payments of not less than 4 nor more than 68; (ii) each Receivable provides for the payment of a finance charge based on an APR ranging from 0.00% to 24.00%; (iii) each Receivable shall have had an original principal balance of not less than $1,000 and not more than $110,000 and, as of the Cutoff Date, an unpaid principal balance of not less than $250 and not more than $100,000; (iv) no Financed Vehicle was subject to force-placed insurance as of the Cutoff Date; (v) each Receivable is being serviced by Toyota Motor Credit Corporation as of the Closing Date; (vi) each Receivable is secured by a new or used passenger car, minivan, light-duty truck or sport utility vehicle; (vii) no Receivable was more than 29 days past due as of the Cutoff Date; (viii) as of the Cutoff Date, no Receivable was noted in the records of the TMCC or the Servicer as being the subject of a bankruptcy proceeding or insolvency proceeding; (ix) each Receivable is calculated with the Simple Interest Method; (x) each Receivable has a first scheduled due date of not later than 30 days after the Cutoff Date; and (xi) each Receivable shall have had a FICO score of at least 620 as of the Cutoff Date.

(u)     Location of Receivable Files.  Each Receivable File shall be kept in electronic form at one of the locations listed in Schedule A to this Agreement or at such other office as shall be specified to the Owner Trustee and the Indenture Trustee as provided in Section 3.03(b).

(v)     Perfection Representations, Warranties and Covenants. The Seller hereby makes the perfection representations, warranties and covenants set forth on Schedule B hereto to the Issuer and the Issuer shall be deemed to have relied on such representations, warranties and covenants in acquiring the Receivables.

SECTION 3.02     Remedies.  The Seller, the Servicer or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Seller’s representations and warranties made pursuant to Section 3.01 that materially and adversely affects the interests of the Issuer in any Receivable.  By the last day of the second Collection Period following the Collection Period in which it discovers or receives notice of such breach, the Seller shall, unless such breach shall have been cured in all material respects, repurchase such Receivable and, if necessary, the Seller shall enforce the obligation of TMCC under the Receivables Purchase Agreement to repurchase such Receivable from the Seller.  Notwithstanding the foregoing, the obligation of the Seller to repurchase a Receivable shall not be conditioned on the performance by TMCC of its obligation to repurchase such Receivable from the Seller pursuant to the Receivables Purchase Agreement.  In consideration of the repurchase of any such Receivable, on or prior to 11:00am New York time on the related Payment Date, the Seller shall remit the Warranty Purchase Payment of such Receivable to the Collection Account in the manner specified in Section 5.05.  Except as described below, the sole remedy of the Owner Trustee, the Issuer, the Indenture Trustee (by operation of the assignment of the Owner Trustee’s rights hereunder pursuant to the Indenture) or any Securityholder with respect to a breach of the Seller’s representations and warranties pursuant to this Agreement shall be to require the Seller to repurchase the related Receivable pursuant to this Section and to enforce TMCC’s obligation to the Seller to repurchase such Receivables pursuant to the Receivables Purchase Agreement.  The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.  In connection with such repurchase, the Owner Trustee and Indenture Trustee shall take all steps necessary to effect a transfer of such Receivable as set forth in Section 9.01(d).

SECTION 3.03     Duties of Servicer as Custodian.

(a)     Safekeeping.  The Servicer shall hold, at one of the locations listed in Schedule A to this Agreement or at such other office as shall be specified to the Owner Trustee and the Indenture Trustee as provided in section 3.03(b), the Receivable Files as custodian for the benefit of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement.  The Servicer covenants and agrees that it shall hold the Receivable Files in such a manner as to prevent any other Person from obtaining control of any electronic chattel paper (as defined in the UCC) included therein, within the meaning of section 9-105 of the UCC.  In performing its duties as custodian, the Servicer shall act in accordance with its Customary Servicing Practices.  The Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure.  Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Owner Trustee or the Indenture Trustee of the Receivable Files.

(b)     Maintenance of and Access to Records.  The Servicer shall maintain each Receivable File at one of its offices specified in Schedule A or at such other office of the Servicer or a third party agent retained by the Servicer as shall be specified to the Issuer and the Indenture Trustee by written notice not later than 90 days after any change in location.  The Servicer shall make available to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer or the Indenture Trustee shall instruct with reasonable advance notice.

(c)     Release of Documents.  Upon instruction from the Indenture Trustee, the Servicer shall release any Receivable File to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.

SECTION 3.04     Instructions; Authority To Act.  The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Owner Trustee or the Indenture Trustee.  A certified copy of a bylaw or of a resolution of the board of directors of the Owner Trustee or of the Indenture Trustee shall constitute conclusive evidence of the authority of such Trust Officer to act, and shall be considered conclusive evidence of the authority of such Trust Officer to act until receipt by the Servicer of written notice to the contrary given by the Owner Trustee or Indenture Trustee, as the case may be.

SECTION 3.05     Custodian’s Indemnification.  The Servicer as custodian shall indemnify the Issuer, the Owner Trustee and the Indenture Trustee and each of their respective officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against any of them as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files in accordance with the terms of this Agreement; provided, however, that the Servicer shall not be liable to the Owner Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or gross negligence of the Owner Trustee, and the Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee.

SECTION 3.06     Effective Period and Termination.  The Servicer’s appointment as custodian shall become effective as of the date hereof, and shall continue in full force and effect until terminated pursuant to this Section.  If TMCC shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 8.01, the appointment of TMCC (as Servicer) as custodian shall be terminated hereunder without further action by the Indenture Trustee, Owner Trustee, Noteholders or the Certificateholder. The Indenture Trustee or, with the consent of the Indenture

Trustee, the Owner Trustee may terminate the Servicer’s appointment as custodian, with cause, at any time upon written notification to the Servicer.  The Owner Trustee, Indenture Trustee or Noteholders may terminate the Servicer as custodian hereunder in the same manner as the Owner Trustee, Indenture Trustee or Noteholders may terminate the rights and obligations of the Servicer under Section 8.01.  As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Indenture Trustee or the agent thereof at such place or places as the Indenture Trustee may reasonably designate.

ARTICLE IV

ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 4.01     Duties of Servicer.  The Servicer, for the benefit of the Issuer and the Securityholders (to the extent provided herein), shall manage, service, administer and make collections on the Receivables in accordance with its Customary Servicing Practices.  The Servicer’s duties shall include collection and posting of all payments, responding to inquiries of Obligors or by federal, state or local government authorities with respect to the Receivables, investigating delinquencies, sending payment information to Obligors, reporting tax information to Obligors in accordance with its Customary Servicing Practices, accounting for collections and furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee.  The Servicer shall have full power and authority, acting alone, to do any and all things in connection with managing, servicing, administering and making collections on the Receivables that it may deem necessary or desirable, in accordance with its Customary Servicing Practices.  Nothing in the foregoing or in any other section of this Agreement shall be construed to prevent the Servicer from implementing new programs, whether on an intermediate, pilot or permanent basis, or on a regional or nationwide basis, or from modifying its standards, policies and procedures as long as, in each case, the Servicer does or would implement such programs or modify its standards, policies and procedures in respect of comparable assets serviced for itself in the ordinary course of business.

Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Securityholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables and the Financed Vehicles.  The Servicer is hereby authorized to communicate with Obligors in the ordinary course of its servicing of the Receivables and Financed Vehicles in its own name.  The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, a legal proceeding to enforce a Defaulted Receivable or to commence or participate in a legal proceeding (including without limitation a bankruptcy proceeding) relating to or involving a Receivable, including a Defaulted Receivable.  If the Servicer shall commence or participate in a legal proceeding to enforce a Receivable, the Issuer shall thereupon be deemed to have automatically assigned to the Servicer, solely for the purpose of collection on behalf of the party retaining an interest in such Receivable, such Receivable and the other property conveyed to the Issuer hereby with respect to such Receivable for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Owner Trustee to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding.  If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee on behalf of the Issuer shall, at the Servicer’s expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Owner Trustee, the Indenture Trustee, the Certificateholder and/or the Noteholders.  The Owner Trustee, on behalf of the Issuer, shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

SECTION 4.02     Collection and Allocation of Receivable Payments.  The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such customary collection procedures as it follows with respect to comparable automotive receivables that it services for itself or others.  The Servicer shall be authorized to grant extensions, rebates or adjustments on a Receivable in accordance with the Customary Servicing Practices of the Servicer without the prior consent of the Owner Trustee, the Indenture Trustee or any Securityholder; provided, however, that if the amount of any Scheduled Payment due in a subsequent Collection Period is reduced as a result of (x) any change in the related APR or the Amount Financed, (y) any increase in the total number of Scheduled Payments or (z) any extension of payments such that the Receivable will be outstanding later than the last day of the Collection Period preceding the Class B Final Scheduled Payment Date, then the Servicer shall be obligated (except to the extent any such extension, rebate or adjustment constitutes a Permitted Modification) to repurchase such Receivable pursuant to Section 4.08.  In addition, in the event that any such rescheduling or extension of a Receivable modifies the terms of such Receivable in such a manner as to release the security interest in the related Financed Vehicle or constitutes a cancellation of such Receivable and the creation of a new passenger car, minivan, light-duty truck or sport utility vehicle receivable, the Servicer shall purchase such Receivable pursuant to Section 4.08 (except to the extent any such rescheduling, extension or modification constitutes a Permitted Modification), and the receivable created shall not be included as an asset of the Issuer.  Notwithstanding the foregoing, (1) if a default, breach, violation, delinquency or event permitting acceleration under the terms of any Receivable shall have occurred or, in the judgment of the Servicer, is imminent, the Servicer may (A) extend such Receivable for credit related reasons that would be acceptable to the Servicer with respect to comparable new or used passenger car, minivan, light-duty truck or sport utility vehicle receivables that it services for itself, but only if the final scheduled payment date of such Receivable as extended would not be later than the last day of the Collection Period preceding the Class B Final Scheduled Payment Date; or (B) reduce the outstanding principal amount of the Receivable in the event of a prepayment resulting from refunds of Insurance Policy premiums and service contracts and make similar adjustments in an Obligor’s payment terms to the extent required by law; (2) if at the end of the scheduled term of any Receivable, the outstanding principal amount thereof is such that the final payment to be made by the related Obligor is larger than the regularly scheduled payment of principal and interest made by such Obligor, the Servicer may permit such Obligor to pay such remaining principal amount in more than one payment of principal and interest, provided that the last such payment shall be due on or prior to the last day of the Collection Period preceding the Class B Final Scheduled Payment Date; and (3) the Servicer may, in accordance with its Customary Servicing Practices, waive any prepayment charge, late payment charge or any other fees that may be collected in the ordinary course of servicing the Receivables.  Each such action that the Servicer is permitted to take in accordance with the terms of the immediately preceding sentence shall constitute a “Permitted Modification.”

In addition, in accordance with its Customary Servicing Practices, the Servicer shall pay off the remaining unpaid principal balance of any Receivable impacted by the Servicemembers Civil Relief Act of 2003, as amended (the “Relief Act”), by depositing an amount equal to such unpaid principal balance and any accrued interest thereon into the Collection Account and shall enter into a new loan agreement with the related Obligor, which reflects payment terms permissible under the Relief Act.  Such new loan agreement shall not constitute a Receivable, an asset of the Issuer or a part of the Trust Estate.

SECTION 4.03     [Reserved].

SECTION 4.04     Realization upon Receivables.  On behalf of the Issuer, the Servicer shall use its best efforts, consistent with its Customary Servicing Practices, to repossess or otherwise comparably convert the ownership of any Financed Vehicle that it has reasonably determined should be repossessed or otherwise converted following a default under the Receivable secured by the Financed Vehicle (and shall specify such Receivables to the Indenture Trustee no later than the Determination Date following the end of the Collection Period in which the Servicer shall have made such determination).  The Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be customary and usual in its servicing of passenger car, minivan, light-duty truck and sport utility vehicle receivables, which practices and procedures may include reasonable efforts to realize upon any Dealer Recourse, selling the related Financed Vehicle at public or private sale and other actions to realize upon such a Receivable.  The Servicer shall be entitled to recover its Liquidation Expenses with respect to each Defaulted Receivable.  All Net Liquidation Proceeds realized in connection with any such action with respect to a Receivable shall be deposited by the Servicer in the Collection Account in the manner specified in Section 5.02.  The foregoing is subject to the proviso that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the Liquidation Proceeds of the related Receivable by an amount greater than the amount of such expenses.

SECTION 4.05     Physical Damage Insurance.  The Servicer shall, in accordance with its Customary Servicing Practices and only to the same extent, if any, that the Servicer so requires by obligors with respect to retail installment sales contracts that are held for the account of TMCC, require that each Obligor, upon the Servicer’s request, deliver proof that it has obtained physical damage insurance covering the related Financed Vehicle at the date of origination of the related Receivable, but shall not obtain any such coverage on behalf of any Obligor.

SECTION 4.06     Maintenance of Security Interests in Financed Vehicles.  The Servicer shall, in accordance with its Customary Servicing Practices and at its own expense, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle.  The Issuer hereby authorizes the Servicer to take such steps as are necessary to again perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason.  In the event that the assignment of a Receivable to the Issuer is insufficient, without a notation on the related Financed Vehicle’s certificate of title, to grant to the Issuer a first priority perfected security interest in the related Financed Vehicle, the Servicer hereby agrees to serve as the agent of the Issuer for the purpose of perfecting the security interest of the Issuer in such Financed Vehicle and agrees that the Servicer’s listing as the secured party on the certificate of title is in this capacity as agent of the Issuer.

SECTION 4.07     Covenants of Servicer.  The Servicer hereby makes the following covenants to the Issuer on which the Issuer has relied in purchasing the Receivables and issuing the Certificate, and on which the Indenture Trustee will rely in undertaking the trusts set forth in the Indenture and acting for the Noteholders.

(a)     Liens in Force.  Except as contemplated by this Agreement or to the extent required by law or court order, the Servicer shall not release in whole or in part any Financed Vehicle from the security interest securing the related Receivable except (a) in the event of payment in full by or on behalf of the Obligor thereunder or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its Customary Servicing Practices, (b) in connection with repossession or (c) except as may be required by an insurer in order to receive proceeds from any Insurance Policy covering such Financed Vehicle.

(b)     No Impairment.  The Servicer shall do nothing to impair the rights of the Securityholders in the Receivables.

(c)     No Amendments.  Except as provided in Section 4.02 or to the extent required by law or court order, the Servicer shall not amend or otherwise modify any Receivable such that the total number of Scheduled Payments, the Amount Financed or the APR is altered, or extend the maturity of such Receivable beyond the last day of the Collection Period preceding the Class B Final Scheduled Payment Date.

SECTION 4.08     Remedies.  The Servicer shall inform the Owner Trustee and Indenture Trustee promptly (but no more frequently than monthly), in writing, upon the actual knowledge of one of its officers of, and the Owner Trustee, on behalf of the Issuer, shall inform the Servicer and the Indenture Trustee promptly, in writing, upon the actual knowledge of one of its Trust Officers of, any breach pursuant to Section 4.06 or 4.07 that materially and adversely affects the interests of the Issuer in a Receivable, or if an extension, rescheduling or modification of a Receivable is made by the Servicer and which obligates the Servicer to repurchase such Receivable, as described in Section 4.02, the party discovering such event shall give prompt (but no more frequently than monthly) written notice to the others.  By the last day of the second Collection Period following the Collection Period in which it discovers or receives notice of such event, the Servicer shall, unless such event shall have been cured in all material respects or such modification has been rescinded, purchase from the Issuer such Receivable in accordance with the terms of this Agreement.  In consideration of the purchase of any such Receivable, on or prior to 11:00am New York time on the related Payment Date, the Servicer shall remit the Administrative Purchase Payment to the Collection Account in the manner specified in Section 5.05.  Except as otherwise provided in Section 7.02, the sole remedy of the Owner Trustee, the

Issuer, the Indenture Trustee or any Securityholders against the Servicer with respect to a breach pursuant to Section 4.02, 4.06 or 4.07 shall be to require the Servicer to purchase the related Receivables pursuant to this Section.  The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.  In connection with such repurchase, the Owner Trustee and Indenture Trustee shall take all steps necessary to effect a transfer of such Receivable to the Servicer as set forth in Section 9.01(d).

SECTION 4.09     Servicing Fee and Expenses.  As compensation for the performance of its obligations hereunder, the Servicer shall be entitled to receive on each Payment Date, out of Available Collections, the Total Servicing Fee.  The Basic Servicing Fee in respect of a Collection Period shall be calculated based on a 360 day year comprised of twelve 30-day months.  Except to the extent otherwise provided herein, the Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including fees and disbursements of the Owner Trustee, the Indenture Trustee, the Administrator and the independent accountants, transition expenses as provided in Section 8.02 hereof, taxes imposed on the Servicer, expenses incurred by the Servicer in connection with its preparation of reports hereunder, expenses incurred by the Indenture Trustee in connection with a sale or liquidation of the Trust Estate under Section 5.04(c) of the Indenture and all other fees and expenses not expressly stated under this Agreement to be for the account of the Certificateholder).

SECTION 4.10     Servicer’s Certificate.  On or before each Determination Date, the Servicer shall deliver to the Owner Trustee, each Paying Agent, the Indenture Trustee and the Seller, and shall make available to the Rating Agencies, a Servicer’s Certificate substantially in the form of Exhibit A hereto, containing the information necessary to make the payments to be made on the related Payment Date and the information necessary for the Owner Trustee and the Indenture Trustee to send statements to the Securityholders pursuant to the Trust Agreement or Indenture, as the case may be.  On or before each applicable Determination Date, the Servicer shall provide written notice to the Owner Trustee and the Indenture Trustee specifying (i) the identity of any Receivable that Servicer or the Seller became obligated to purchase or that the Servicer determined to be a Defaulted Receivable, in either case during the Collection Period for the Payment Date to which such Determination Date relates, (ii) the identity of any Receivable in respect of which payment of the Administrative Purchase Payment or Warranty Purchase Payment has been made in the Collection Period for the Payment Date to which such Determination Date relates, and (iii) the account number of the Obligor of any such Receivable described in the foregoing clause (i) or (ii) (as specified in the Schedule of Receivables).

SECTION 4.11     Annual Statement as to Compliance; Notice of Default.

(a)     Within 90 days after the end of each fiscal year for which a report on Form 10-K is required to be filed with the Commission by or on behalf of the Issuer (commencing with the fiscal year ended December 31, 2012), the Servicer shall deliver an Officer’s Certificate to the Owner Trustee and the Indenture Trustee to the effect that a review of the activities of the Servicer during the prior fiscal year (or since the Closing Date in the case of the first such Officer’s Certificate) has been made under the supervision of the officer executing such Officer’s Certificate with a view to determining whether during such period the Servicer has fulfilled all of its obligations under this Agreement, and either (i) stating that, to the best of his or her knowledge, the Servicer has materially fulfilled its obligations under this Agreement, or (ii) if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

(b)     The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer’s Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.01(a) or (b).

SECTION 4.12     Assessment of Compliance and Accountants’ Attestation.

(a)     Within 90 days after the end of each fiscal year for which a report on Form 10-K is required to be filed with the Commission by or on behalf of the Issuer (commencing with the fiscal year ended December 31, 2012), the Servicer shall:

(i)     deliver to the Issuer, Administrator, Owner Trustee and Indenture Trustee a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding fiscal year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Issuer and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit C hereto delivered to the Issuer and the Administrator concurrently with the execution of this Agreement;

(ii)     deliver to the Issuer, Administrator, Owner Trustee and Indenture Trustee a report of a registered public accounting firm reasonably acceptable to the Issuer and the Administrator that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)     cause each Subservicer and each Subcontractor determined by the Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Issuer, Administrator, Owner Trustee and Indenture Trustee an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section; and

(iv)     if requested by the Administrator, acting on behalf of the Issuer, deliver to the Issuer and the Administrator and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a securitization transaction a certification in the form attached hereto as Exhibit B.

The Servicer acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  The Administrator, acting on behalf of the Issuer, will not request delivery of a certification under clause (a)(iv) above unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an Issuer whose asset pool includes the Receivables.

(b)     Each assessment of compliance provided by a Subservicer pursuant to Section 4.12(a)(iii) shall address each of the Servicing Criteria specified on a certification to be delivered to the Servicer, Issuer and the Administrator on or prior to the date of such appointment.  An assessment of compliance provided by a Subcontractor pursuant to Section 4.12(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer and the Issuer on the date of such appointment.

SECTION 4.13     Access to Certain Documentation and Information Regarding Receivables.  The Servicer shall provide to the Owner Trustee and Indenture Trustee reasonable access to the documentation regarding the Receivables as provided in Section 3.03(b).  The Servicer shall provide such access to any Securityholder only in such cases where the Certificateholder or Noteholders are required by applicable statutes or regulations to review such documentation.  In each case, such access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer.  Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

SECTION 4.14     Appointment of Subservicer.

(a)     The Servicer may at any time after the execution of this Agreement appoint a Subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Servicer shall remain obligated and be liable to the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholder and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables.  The fees and expenses of the Subservicer shall be as agreed between the Servicer and its Subservicer from time to time, and none of the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholder or the Noteholders shall have any responsibility therefor.

(b)     The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Issuer to comply with the reporting and compliance provisions of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer as is required to file all required reports with the Commission.  The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Issuer and the Administrator any servicer compliance statement required to be delivered by such Subservicer under Section 4.11, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 4.12 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 4.12(a)(iv) as and when required to be delivered.

(c)     The Servicer shall promptly upon request provide to the Issuer or the Administrator, acting on behalf of the Issuer, a written description (in form and substance satisfactory to the Issuer and the Administrator) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which, if any, of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which, if any, elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Issuer and the Depositor to comply with the reporting and compliance provisions of this Agreement to the same extent as if such Subcontractor were the Servicer.  The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Issuer and the Administrator any assessment of compliance and attestation required to be delivered by such Subcontractor, in each case as and when required to be delivered.

SECTION 4.15     Amendments to Schedule of Receivables.  If the Servicer, during a Collection Period, assigns to a Receivable an account number that differs from the original account number identifying such Receivable on the Schedule of Receivables, the Servicer shall deliver to the Issuer, the Owner Trustee and the Indenture Trustee, on or before the Payment Date relating to such Collection Period, an amendment to the Schedule of Receivables reporting the newly assigned account number, together with the old account number of each such Receivable.  The first such delivery of amendments to the Schedule of Receivables shall include monthly amendments reporting account numbers appearing on the Schedule of Receivables with the new account numbers assigned to such Receivables during any prior Collection Period.

SECTION 4.16     Reports to Securityholders and Rating Agencies.  The Administrator shall send a copy of each Officer’s Certificate delivered pursuant to Section 4.11 and each assessment of compliance and accountant’s attestation delivered pursuant to Section 4.12 to the Rating Agencies within five days of its receipt thereof from the Servicer or accountants.  A copy of any such Officer’s Certificate, assessment of compliance or accountant’s attestation may be obtained by any Certificateholder, Noteholder or Note Owner by a request in writing to the Administrator addressed as set forth in Section 10.03 hereof.  Upon the telephone request of the Administrator, the Indenture Trustee shall promptly furnish to the Administrator a list of Noteholders as of the date specified by the Administrator.

SECTION 4.17     Information to be Provided by the Servicer.

(a)     At the request of the Administrator, acting on behalf of the Issuer, for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer to) (i) notify the Issuer and the Administrator in writing of any material litigation or governmental proceedings pending against the Servicer or any Subservicer and (ii) provide to the Issuer and the Administrator a description of such proceedings.

(b)     As a condition to the succession to the Servicer or any Subservicer as servicer or Subservicer under this Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Issuer, the Administrator and the Depositor, at least 10 Business Days prior to the effective date of such succession or appointment, (x) written notice to the Issuer and the Administrator of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Issuer and the Administrator, all information reasonably requested by the Issuer or the Administrator, acting on behalf of the Issuer, in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(c)     In addition to such information as the Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Issuer or the Administrator, acting on behalf of the Issuer, the Servicer shall provide such information regarding the performance or servicing of the Receivables as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.  Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Servicer under this Agreement, commencing with the first such report due not less than ten Business Days following such request.

SECTION 4.18     Remedies.

(a)     The Servicer shall be liable to the Issuer, the Administrator and the Depositor for any monetary damages incurred as a result of the failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, attestation, accountants’ letter or other material when and as required under this Article IV, including any failure by the Servicer to identify any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and shall reimburse the applicable party for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicer, any Subservicer, or any Subcontractor.

(b)     The Seller shall promptly reimburse the Issuer and the Administrator for all reasonable expenses incurred by the Issuer or Administrator as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Receivables to a successor servicer.  The provisions of this paragraph shall not limit whatever rights the Issuer or Administrator may have under other provisions of this Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

ARTICLE V

ACCOUNTS; PAYMENTS AND DISTRIBUTIONS;
STATEMENTS TO SECURITYHOLDERS

SECTION 5.01     Establishment of Collection Account.

(a)     The Servicer, on behalf of the Issuer and the Indenture Trustee, shall establish the Collection Account in the name of the Indenture Trustee for the benefit of the Securityholders.  The Collection Account shall be an Eligible Deposit Account initially established with the Indenture Trustee and maintained with the Indenture Trustee.  Except as otherwise provided in this Agreement, in the event that the Collection Account maintained with the Indenture Trustee is no longer an Eligible Deposit Account, then the Servicer shall, with the Indenture Trustee’s assistance as necessary, cause the Collection Account to be moved to an Eligible Institution.

(b)     For so long as the Collection Account is maintained as an Eligible Deposit Account, all amounts held in these accounts shall, to the extent permitted by applicable laws, rules and regulations, be invested, as directed in writing by the Servicer, in Eligible Investments; otherwise such amounts shall be maintained in cash.  Earnings on investment of funds in these accounts (net of losses and investment expenses) shall be paid to the Servicer on each Payment Date as servicing compensation, and any losses and investment expenses shall be charged against the funds on deposit in the related account.

(c)     For so long as Deutsche Bank Trust Company Americas is the Indenture Trustee, the Collection Account shall be maintained with Deutsche Bank Trust Company Americas as an Eligible Deposit Account.  In the event that the long-term debt rating of the Indenture Trustee does not satisfy clause (a) of the definition of Eligible Deposit Account, the Servicer shall, with the assistance of the Indenture Trustee, as necessary, cause the Collection Account to be moved to an Eligible Institution or an account otherwise satisfying the requirements of clause (b) of the definition of Eligible Deposit Account (which may be an account with the Indenture Trustee).

(d)     The Indenture Trustee shall transfer all amounts remaining on deposit in the Collection Account on the Payment Date on which the Notes of all Classes have been paid in full (or substantially all of the Trust Estate is otherwise released from the lien of the Indenture) to the Issuer for the benefit of the Certificateholder, and to take all necessary or appropriate actions to transfer all of its right, title and interest in the Collection Account, all funds or investments held or to be held therein and all proceeds thereof, to the Issuer for the benefit of the Certificateholder, subject to the limitations set forth in the Indenture with respect to amounts held for payment to the Noteholders that do not promptly deliver a Note for payment on such Payment Date.

(e)     With respect to the Collection Account and all property held therein, the Issuer agrees, by its acceptance hereof that, on the terms and conditions set forth in the Indenture, for so long as Notes of any Class remain outstanding, the Indenture Trustee shall possess all right, title and interest therein (excluding interest or investment income thereon payable to the Servicer), and that such account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Certificateholder, as set forth in the Indenture.  The parties hereto agree that the Servicer shall have the power, revocable by the Indenture Trustee upon an Event of Default resulting in an acceleration of the Notes or liquidation of the Trust Estate or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purpose of permitting the Servicer, Indenture Trustee or the Owner Trustee to carry out its respective duties hereunder or under the Indenture or the Trust Agreement, as the case may be.

SECTION 5.02     Collections.

(a)     Except as otherwise provided in this Agreement, the Servicer shall remit daily to the Collection Account all payments received by or on behalf of the Obligors on or in respect of the Receivables and all Net Liquidation Proceeds within two Business Days after receipt thereof.  Notwithstanding the foregoing, for so long as the Monthly Remittance Conditions are satisfied, the Servicer shall not be required to remit such collections to the Collection Account on the foregoing daily basis but shall be entitled to retain such collections, without segregation from its other funds, until 11:00am New York time on each Payment Date, at which time the Servicer shall remit all such collections in respect of the related Collection Period to the Collection Account in immediately available funds.  Commencing with the first day of the first Collection Period that begins at least two Business Days after the day on which any Monthly Remittance Condition ceases to be satisfied and for so long as any Monthly Remittance Condition is not satisfied, all collections then held by the Servicer shall be immediately deposited into the Collection Account and all future collections on or in respect of the Receivables and all Net Liquidation Proceeds shall be remitted by the Servicer to the Collection Account on a daily basis within two Business Days after receipt thereof.

(b)     The Servicer shall give the Owner Trustee, the Indenture Trustee and each Rating Agency written notice of the failure of any Monthly Remittance Condition (and any subsequent curing of a failed Monthly Remittance Condition) as soon as practical after the occurrence thereof.  Notwithstanding the failure of any Monthly Remittance Condition, the Servicer may utilize an alternative collection remittance schedule (which may be the remittance schedule previously utilized prior to the failure of such Monthly Remittance Condition), if the Servicer provides to the Owner Trustee and Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the reduction or withdrawal of the rating then assigned to any Class of Notes.

SECTION 5.03     Application of Collections.  On each Payment Date, all collections for the related Collection Period shall be applied by the Servicer as follows:

(a)     With respect to each Receivable (other than an Administrative Receivable or a Warranty Receivable), payments made by or on behalf of the Obligor which are in excess of Supplemental Servicing Fees with respect to such Receivable shall be applied to the Scheduled Payment with respect to such Receivable.  The amount of such payment remaining after the applications described in the preceding sentence shall be applied to the unpaid principal balance of such Receivable.

(b)     With respect to each Administrative Receivable and Warranty Receivable, payments made by or on behalf of the Obligor shall be applied in the same manner.  A Warranty Purchase Payment or an Administrative Purchase Payment with respect to any Receivable shall be applied to the Scheduled Payment, in each case to the extent that the payments by the Obligor shall be insufficient, and then to prepay the unpaid principal balance of such Receivable in full.

SECTION 5.04     [Reserved].

SECTION 5.05     Additional Deposits.

(a)     The following additional deposits shall be made to the Collection Account:  (i) the Seller shall remit the aggregate Warranty Purchase Payments with respect to Warranty Receivables pursuant to Section 3.02, (ii) the Servicer shall remit the aggregate Administrative Purchase Payments with respect to Administrative Receivables pursuant to Section 4.08 and the amount required upon any optional purchase of the Receivables by the Servicer, or any successor to the Servicer, pursuant to Section 9.01; and (iii) the Indenture Trustee shall deposit the amounts described in Sections 5.06 and 5.07 that are withdrawn from the Reserve Account and deposit such amounts into the Collection Account, pursuant to Sections 5.06 and 5.07.

(b)     All deposits required to be made pursuant to this Section by the Seller or the Servicer, as the case may be, may be made in the form of a single deposit and shall be made in immediately available funds, on or prior to 11:00am New York time on each Payment Date.  At the direction of the Servicer, the Indenture Trustee shall invest any amounts deposited prior to a Payment Date in Eligible Investments maturing in such a manner and such time so as to be available as part of Available Collections on the related Payment Date.

SECTION 5.06     Payments and Distributions.

(a)     On each Determination Date, the Servicer shall calculate: (i) the Available Collections and the amounts to be paid to Noteholders of each Class and the Certificateholder pursuant to Section 5.06(b) or 5.06(c), as the case may be; (ii) the amount, if any, to be withdrawn from or required to be deposited into the Reserve Account; and (iii) all other distributions, deposits and withdrawals to be made on the related Payment Date.

(b)     Subject to Section 5.06(c), on each Payment Date, the Indenture Trustee shall make the following payments and distributions from the Collection Account (after payment of the Supplemental Servicing Fee to the Servicer, to the extent not previously retained by the Servicer) in the following order of priority and in the amounts set forth in the Servicer’s Certificate for such Payment Date; provided, however, that such payments and distributions shall be made only from those funds deposited in the Collection Account for the related Collection Period and available therefore as Available Collections:

(i)     to the Servicer, the Basic Servicing Fee (including any unpaid Basic Servicing Fees from one or more prior Collection Periods);

(ii)     on a pro rata basis (based on the amounts distributable pursuant to this clause to each such Class), to the Holders of the Class A-1 Notes, the Class A-1 Interest Distributable Amount and any outstanding Class A-1 Interest Carryover Shortfall, to the Holders of the Class A-2 Notes, the Class A-2 Interest Distributable Amount and any outstanding Class A-2 Interest Carryover Shortfall, to the Holders of the Class A-3 Notes, the Class A-3 Interest Distributable Amount and any outstanding Class A-3 Interest Carryover Shortfall and to the Holders of the Class A-4 Notes, the Class A-4 Interest Distributable Amount and any outstanding Class A-4 Interest Carryover Shortfall;

(iii)     sequentially, (i) to Holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes is reduced to zero, (ii), to the Class A-2 Notes until the principal amount of the Class A-2 Notes is reduced to zero, (iii) to the Class A-3 Notes until the principal amount of the Class A-3 Notes is reduced to zero and (iv) to the Class A-4 Notes until the principal amount of the Class A-4 Notes is reduced to zero, an amount equal to the First Priority Principal Distribution Amount;

(iv)     to the Holders of the Class B Notes, the Class B Interest Distributable Amount and any outstanding Class B Interest Carryover Shortfall;

(v)     sequentially, (i) to Holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes is reduced to zero, (ii), to the Class A-2 Notes until the principal amount of the Class A-2 Notes is reduced to zero, (iii) to the Class A-3 Notes until the principal amount of the Class A-3 Notes is reduced to zero, (iv) to the Class A-4 Notes until the principal amount of the Class A-4 Notes is reduced to zero and (v) to the Class B Notes, until the principal amount of the Class B Notes is reduced to zero, an amount equal to the Second Priority Principal Distribution Amount;

(vi)     if the amount on deposit in the Reserve Account is less than the related Specified Reserve Account Balance on such Payment Date, to the Reserve Account, the amount necessary to cause the balance of funds therein to equal the Specified Reserve Account Balance;

(vii)     sequentially, (i) to Holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes is reduced to zero, (ii), to the Class A-2 Notes until the principal amount of the Class A-2 Notes is reduced to zero, (iii) to the Class A-3 Notes until the principal amount of the Class A-3 Notes is reduced to zero, (iv) to the Class A-4 Notes until the principal amount of the Class A-4 Notes is reduced to zero and (v) to the Class B Notes, until the principal amount of the Class B Notes is reduced to zero, an amount equal to the Regular Principal Distribution Amount; and

(viii)     any remaining amounts, to the Certificateholder.

(c)     Notwithstanding the provisions of Section 5.06(b), after an Event of Default occurs that results in the acceleration of the Notes and unless and until such acceleration has been rescinded, on each Payment Date, the Indenture Trustee shall make the following payments and distributions from the Collection Account (after payment of the Supplemental Servicing Fee to the Servicer, to the extent not previously retained by the Servicer) in the following order of priority and in the amounts set forth in the Servicer’s Certificate for such Payment Date; provided, however, that such payments and distributions shall be made only from Available Collections deposited in the Collection Account for the related Collection Period:

(i)     to the Servicer, the Basic Servicing Fee (including any unpaid Basic Servicing Fees from one or more prior Collection Periods);

(ii)     to the Owner Trustee and the Indenture Trustee, any fees, expenses and indemnification amounts owed to the Owner Trustee and the Indenture Trustee, respectively, to the extent not paid by the Servicer or the Sponsor;

(iii)     on a pro rata basis (based on the amounts distributable pursuant to this clause to each such Class), to the Holders of the Class A-1 Notes, the Class A-1 Interest

Distributable Amount and any outstanding Class A-1 Interest Carryover Shortfall, to the Holders of the Class A-2 Notes, the Class A-2 Interest Distributable Amount and any outstanding Class A-2 Interest Carryover Shortfall, to the Holders of the Class A-3 Notes, the Class A-3 Interest Distributable Amount and any outstanding Class A-3 Interest Carryover Shortfall and to the Holders of the Class A-4 Notes, the Class A-4 Interest Distributable Amount and any outstanding Class A-4 Interest Carryover Shortfall;

(iv)     first, to the Holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes is reduced to zero, and second, to the Holders of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, on a pro rata basis (based on the Outstanding Amount of each such Class of Notes), until the principal amount of each such Class of Notes is reduced to zero;

(v)     to the Holders of the Class B Notes, the Class B Interest Distributable Amount and any outstanding Class B Interest Carryover Shortfall;

(vi)     to the Holders of the Class B Notes, until the principal amount of the Class B Notes is reduced to zero; and

(vii)     any remaining funds, to the Certificateholder.

(d)     For purposes of determining whether an Event of Default pursuant to Section 5.01(b) of the Indenture has occurred on the Final Scheduled Payment Date or the Redemption Date for a Class of Notes, (i) the Class A-1 Notes are required to be paid in full on or before the Class A-1 Final Scheduled Payment Date, meaning that Holders of Class A-1 Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class A-1 Initial Principal Balance together with all interest accrued thereon through such date; (ii) the Class A-2 Notes are required to be paid in full on or before the Class A-2 Final Scheduled Payment Date, meaning that Holders of Class A-2 Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class A-2 Initial Principal Balance together with all interest accrued thereon through such date, (iii) the Class A-3 Notes are required to be paid in full on or before the Class A-3 Final Scheduled Payment Date, meaning that Holders of Class A-3 Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class A-3 Initial Principal Balance together with all interest accrued thereon through such date; (iv) the Class A-4 Notes are required to be paid in full on or before the Class A-4 Final Scheduled Payment Date, meaning that Holders of Class A-4 Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class A-4 Initial Principal Balance together with all interest accrued thereon through such date; and (v) the Class B Notes are required to be paid in full on or before the Class B Final Scheduled Payment Date, meaning that Holders of Class B Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class B Initial Principal Balance together with all interest accrued thereon through such date.

(e)     Except with respect to the final payment upon retirement of a Note or Certificate, the Servicer shall on each Payment Date instruct the Indenture Trustee to pay or distribute to each Securityholder of record on the related Record Date by check mailed to such Securityholder at the address of such Holder appearing in the Note Register, or herein (in the case of the Certificate) (or, if DTC, its nominee or a Clearing Agency is the relevant Holder, by wire transfer of immediately available funds or pursuant to other arrangements), the amount to be paid or distributed to such Securityholder pursuant to such Holder’s Note or Certificate.  With respect to the final payment upon retirement of a Note or of the Certificate, the Servicer shall on the relevant final Payment Date instruct the Indenture Trustee to pay or distribute the amounts due thereon only upon delivery for cancellation of the certificate representing such Note or Certificate in accordance with the Indenture or the Trust Agreement, as the case may be.

(f)     The rights of the Certificateholder to receive distributions in respect of the Certificate shall be and hereby are subordinated to the rights of the Noteholders to receive distributions in respect of the Notes, to the extent provided in this Agreement and the other Basic Documents.

SECTION 5.07     Reserve Account.

(a)     The Seller will, pursuant to the Securities Account Control Agreement and the Indenture, establish and maintain with the Indenture Trustee a segregated trust account (the “Reserve Account”) which will include any money and other property deposited and held therein pursuant to Section 5.06(b)(iv) and this Section 5.07.  On any Payment Date on which the amount on deposit in the Reserve Account is less than the Specified Reserve Account Balance, the Indenture Trustee shall, as directed in writing by the Servicer in accordance with Section 5.06(b)(iv), deposit into the Reserve Account Available Collections until the amount on deposit therein equals the Specified Reserve Account Balance.  On each Payment Date, to the extent that Available Collections are insufficient to fully fund (x) the payments and distributions described in clauses (i) through (v) of Section 5.06(b), (y) the payment of principal on any class of Notes on the related Final Scheduled Payment Date and (z) the payments and distributions to the Noteholders described in clause (iv) of Section 5.06(c), the Indenture Trustee shall withdraw amounts then on deposit in the Reserve Account (excluding any net investment income on Eligible Investments payable to the Seller therefrom in accordance with the terms of the Basic Documents), up to the amounts of any such deficiencies, and deposit such amounts into the Collection Account for application pursuant to such clauses.  On each Payment Date prior to the occurrence of an Event of Default that results in the acceleration of the Notes, and as directed in writing by the Servicer, the Indenture Trustee shall release to the Seller any amounts remaining on deposit in the Reserve Account in excess of the Specified Reserve Account Balance.  Following the payment in full of the Class A Note Balance, the Class B Note Balance and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to Noteholders, as directed in writing by the Servicer, the Indenture Trustee shall release to the Seller any amounts remaining on deposit in the Reserve Account.  Upon any such distribution to the Seller, the Issuer, the Owner Trustee, the Certificateholder, the Indenture Trustee and the Noteholders will have no further rights in, or claims to, such amounts.

(b)     Any amounts held in the Reserve Account shall be invested by the Indenture Trustee in Eligible Investments, as directed in writing by the Seller or any agent designated to the Indenture Trustee by the Seller.  Earnings on Eligible Investments in the Reserve Account shall be paid to the Seller on each Payment Date (i) prior to the occurrence of an Event of

Default that results in an acceleration of the Notes that has not been rescinded under the Indenture and (ii) for so long as a Suspension Period (as defined in the Securities Account Control Agreement) is not continuing on such Payment Date, and such amounts paid to the Seller shall be released from the security interest of the Indenture Trustee and paid to the Seller on such Payment Date and shall not be available for payment of any other amounts due to the Noteholders or any other party hereunder.  Any losses and any investment expenses shall be charged against the funds on deposit in the Reserve Account.  The Indenture Trustee shall incur no liability for the selection of investments or for losses thereon absent its own negligence or willful misfeasance.  The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity date or the failure of the Seller or its designee to provide timely written investment directions.

(c)     Subject to the right of the Indenture Trustee to make withdrawals therefrom, as directed by the Servicer for the purposes and in the amounts set forth in Section 5.06, the Reserve Account and all funds held therein shall be the property of the Seller and not the property of the Issuer, the Owner Trustee or the Indenture Trustee.  The Issuer, Owner Trustee, Seller and Indenture Trustee shall treat the Reserve Account, all funds therein and all net investment income with respect thereto as assets of the Seller for federal income tax and all other purposes.

(d)     Under the Securities Account Control Agreement, the Seller shall grant to the Indenture Trustee, for the benefit of the Noteholders, a security interest in any funds (including Eligible Investments) in the Reserve Account and the proceeds thereof to secure the payment of interest on and principal of the Notes, and the Indenture Trustee shall have all of the rights of a secured party under the UCC with respect thereto; provided that, on each Payment Date (i) prior to the occurrence of an Event of Default that results in an acceleration of the Notes that has not been rescinded under the Indenture and (ii) for so long as a Suspension Period (as defined in the Securities Account Control Agreement) is not continuing on such Payment Date, all income from the investment of funds in the Reserve Account shall be released from the security interest of the Indenture Trustee and paid to the Seller on such Payment Date and shall not be available for payment of any other amounts due to the Noteholders or any other party hereunder.  If for any reason the Reserve Account is no longer an Eligible Deposit Account, the Indenture Trustee shall promptly cause the Reserve Account to be moved to another institution or otherwise changed so that the Reserve Account becomes an Eligible Deposit Account.

Neither the Owner Trustee nor the Indenture Trustee shall enter into any subordination or intercreditor agreement with respect to the Reserve Account.

SECTION 5.08     [Reserved].

SECTION 5.09     Statements to Certificateholder and Noteholders.

(a)     On or prior to each Payment Date, the Servicer shall provide to the Indenture Trustee and the Owner Trustee (with a copy to the Rating Agencies and each Paying Agent) for the Indenture Trustee to forward on such Payment Date to each Paying Agent and each Noteholder of record as of the most recent Record Date, and for the Owner Trustee to forward to each Certificateholder of record as of the most recent Record Date, a statement substantially in the form of Exhibit A, setting forth at least the following information as to the Notes and the Certificate to the extent applicable:

(i)     the amount paid or distributed in respect of interest in respect of each Class of Notes;

(ii)     the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount, the Regular Principal Distribution Amount and the amount paid or distributed in respect of principal on or with respect to each Class of Notes;

(iii)     the amount paid or distributed to the Certificateholder;

(iv)     the Pool Balance, the Adjusted Pool Balance and number of Receivables as of the close of business on the first day and the last day of the preceding Collection Period;

(v)     the Outstanding Amount, the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class B Principal Balance and the Note Pool Factor for each Class of Notes, in each case before and after giving effect to all payments in respect of principal on such Payment Date;

(vi)     the amount of the Basic Servicing Fee paid to the Servicer with respect to the related Collection Period and the amount of any unpaid Basic Servicing Fees from the prior Payment Date;

(vii)     the amount of any Class A-1 Interest Carryover Shortfall, Class A-2 Interest Carryover Shortfall, Class A-3 Interest Carryover Shortfall, Class A-4 Interest Carryover Shortfall and Class B Interest Carryover Shortfall after giving effect to all payments of interest on such Payment Date, and the change in such amounts from the preceding Payment Date;

(viii)     the balance of any Reserve Account on such Payment Date and the Specified Reserve Account Balance for such Payment Date, before and after giving effect to changes thereto on such Payment Date;

(ix)     the Yield Supplement Overcollateralization Amount for the related Payment Date;

(x)     the amount of Available Collections for the related Collection Period;

(xi)     delinquency and loss information with respect to the Receivables for the related Collection Period;

(xii)     any material change in practices with respect to charge-offs, collection and management of delinquent Receivables, and the effect of any grace period, re-aging, re-structuring, partial payments or other practices on delinquency and loss experience;

(xiii)     any material modifications, extensions or waivers to Receivables terms, fees penalties or payments during the Collection Period;

(xiv)     any material breaches of representations, warranties or covenants related to the Receivables;

(xv)     any new issuance of notes or other securities backed by the Receivables; and

(xvi)     any material change in the underwriting, origination or acquisition of Receivables.

SECTION 5.10     Net Deposits.  As an administrative convenience, the Servicer may make any remittances pursuant to this Article net of amounts to be distributed by the Indenture Trustee to the Servicer.  Nonetheless, the Servicer shall account to the Owner Trustee and the Indenture Trustee for all of the above described remittances, payments and distributions (except for the Supplemental Servicing Fee, to the extent the Servicer is entitled to retain such amounts) as if all deposits, payments, distributions and transfers were made individually.

ARTICLE VI

THE SELLER

SECTION 6.01     Representations of Seller.  The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables.  The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)     Organization and Good Standing.  The Seller shall have been duly organized and shall be validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall now have, power, authority and legal right to acquire, own and sell the Receivables.

(b)     Due Qualification.  The Seller shall be duly qualified to do business as a foreign limited liability company in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications and where the failure to so qualify will have a material adverse effect on the ability of the Seller to conduct its business or perform its obligations under this Agreement.

(c)     Power and Authority.  The Seller shall have (i) the power and authority to execute and deliver this Agreement and to carry out its terms, (ii) full power and authority to sell and assign the property to be sold and assigned to and deposited as part of the Trust Estate (other than the funds and investment property on deposit from time to time in the Reserve Account), (iii) duly authorized such sale and assignment to the Issuer, the Owner Trustee or the Indenture

Trustee, as the case may be, and (iv) duly authorized by all necessary action the execution, delivery and performance of this Agreement.

(d)     Valid Sale; Binding Obligations.  This Agreement shall have been duly authorized by all necessary limited liability company action on the part of the Seller and shall evidence a valid sale, transfer and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller; and shall constitute a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally or by general equity principles.

(e)     No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the Certificate of Formation or limited liability company agreement of the Seller or any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents), nor violate any law or, to the best of the Seller’s knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties which breach, default, conflict, lien or violation would have a material adverse effect on the earnings or business affairs of the Seller.

(f)     No Proceedings.  There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Seller’s knowledge, threatened, against or affecting the Seller:  (i) asserting the invalidity or unenforceability of this Agreement, the Trust Agreement, the Indenture, the Securities Account Control Agreement, the Certificate, the Notes or any of the Basic Documents, (ii) seeking to prevent the issuance of the Certificate or the Notes or the consummation of any of the transactions contemplated by this Agreement, the Trust Agreement, or the Indenture, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Trust Agreement, the Indenture, the Certificate or the Notes, or (iv) relating to the Seller and which might adversely affect the federal income tax attributes of the Issuer, the Certificate or the Notes.

SECTION 6.02     Company Existence.  During the term of this Agreement, the Seller shall keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its formation and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.  In addition, all transactions and dealings between the Seller and its Affiliates (including the Issuer) shall be conducted on an arm’s length basis.

SECTION 6.03     Liability of Seller; Indemnities.  The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

(a)     The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Securities Intermediary and the Servicer from and against any taxes that may at any time be asserted against any such Person with respect to, as of the date hereof, the sale of the Receivables to the Issuer or the issuance and original sale of the Notes and the Certificates, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Certificate or any of the Notes, or asserted with respect to ownership of the Receivables or federal or other income taxes arising out of payments or distributions on the Certificate or the Notes) and costs and expenses in defending against the same.

(b)     The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Securities Intermediary, the Issuer, the Certificateholder and the Noteholders and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee, the Indenture Trustee from and against any loss, liability or expense incurred by reason of (i) the Seller’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller’s or the Issuer’s violation of federal or state securities laws in connection with the offering and sale of any of the Notes or the Certificate.

(c)     Except as set forth in clause (a) above, the Seller shall pay any and all taxes levied or assessed upon all or any part of the Trust Estate.

(d)     Promptly after receipt by a party indemnified under this Section 6.03 or Section  3.02 (an “Indemnified Party”) of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the party providing indemnification under this Section 6.03 or Section 3.02 (an “Indemnifying Party”), notify such Indemnifying Party of the commencement thereof.  In case any such action is brought against any Indemnified Party under this Section 6.03 or Section 3.02 and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who may, unless there is, as evidenced by an opinion of counsel to the Indemnified Party stating that there is an unwaivable conflict of interest, be counsel to the Indemnifying Party), and the Indemnifying Party will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation.  The obligations set forth in this Section 6.03 and Section 3.02 shall survive the termination of this Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee and shall include reasonable fees and expenses of counsel and expenses of litigation.  If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

SECTION 6.04     Merger or Consolidation of, or Assumption of the Obligations of, Seller.  Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 6.01 shall have been breached (except that the representations regarding the due organization and valid existence of the successor may be deemed to reference jurisdictions other than Delaware), (ii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Seller shall have given 10 days’ prior written notice to each Rating Agency of its intent or expectation to enter such transaction and neither Rating Agency shall have notified the Seller, the Owner Trustee or the Indenture Trustee that such transaction might or would cause it to reduce, withdraw or modify its then current rating of any Class of Notes and (iv) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.  Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

SECTION 6.05     Limitation on Liability of Seller and Others.  The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

SECTION 6.06     Seller May Own Certificate or Notes.  The Seller will own the Certificate on the Closing Date, and the Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of the Notes of any class with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided in any Basic Document.

ARTICLE VII

THE SERVICER

SECTION 7.01     Representations of Servicer.  The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables.  The representations speak as of the execution and delivery of this Agreement and as of the Closing Date and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)     Organization and Good Standing.  The Servicer shall have been duly organized and shall be validly existing as a corporation in good standing under the laws of the State of California, with corporate power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall now have, corporate power, authority and legal right to acquire, own and sell the Receivables.

(b)     Due Qualification.  The Servicer shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications and where the failure to so qualify will have a material adverse effect on the ability of the Servicer to conduct its business or perform its obligations under this Agreement.

(c)     Power and Authority.  The Servicer shall have the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

(d)     Binding Obligations.  This Agreement shall have been duly authorized by all necessary corporate action on the part of the Servicer and shall constitute a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally or by general equity principles.

(e)     No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement), nor violate any law or, to the best of the Servicer’s knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties which breach, default, conflict, lien or violation would have a material adverse effect on the earnings, business affairs of the Servicer.

(f)     No Proceedings.  There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Servicer’s knowledge, threatened, against or affecting the Servicer:  (i) asserting the invalidity or unenforceability of this Agreement, the Trust Agreement, the Indenture, the Certificate or the Notes, (ii) seeking to prevent the issuance of the Certificate or the Notes or the consummation of any of the transactions contemplated by this Agreement, the Trust Agreement, the Indenture or any Basic Document, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Trust Agreement, the Indenture, the Certificate or the Notes, or (iv) relating to the Servicer and which might adversely affect the federal or state income, excise, franchise or similar tax attributes of the Notes.

SECTION 7.02     Indemnities of Servicer.  The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement:

(a)     The Servicer shall indemnify, defend and hold harmless the Seller, the Issuer, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Note Registrar, the Securities Intermediary, the Noteholders and the Certificateholder and any of the officers, directors, employees and agents of the each such party from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

(b)     The Servicer shall indemnify, defend and hold harmless the Owner Trustee, the Indenture Trustee, the Paying Agent and the Note Registrar and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and in the Trust Agreement contained, in the case of the Owner Trustee, and in the Indenture contained, in the case of the Indenture Trustee, the Paying Agent and the Note Registrar, except to the extent that such cost, expense, loss, claim, damage or liability: (i) in the case of the Owner Trustee, shall be due to the willful misfeasance, bad faith or gross negligence (except for errors in judgment) of the Owner Trustee or, in the case of the Indenture Trustee, the Paying Agent and the Note Registrar, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of such party; or (ii) in the case of the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement.

(c)     The Servicer shall indemnify, defend and hold harmless the Seller, the Issuer, the Owner Trustee, the Indenture Trustee, the Securities Intermediary, the Certificateholder and the Noteholders and any of the officers, directors, employees and agents of the Seller, the Issuer, the Owner Trustee, the Indenture Trustee, the Securities Intermediary, the Certificateholder and the Noteholders from and against any and all costs, expenses, losses, claims, damages and liabilities (including without limitation reasonable fees and expenses of counsel) to the extent that such cost, expense, loss, claim, damage or liability arose out of, or is imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement, including those that may be incurred by any such indemnified party as a result of any act or omission by the Servicer in connection with its maintenance and custody of the Receivables Files.

(d)     Promptly after receipt by a party indemnified under this Section 7.02 or Section 4.08 (an “Indemnified Party”) of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the party providing indemnification under this Section 7.02 or 4.08 (an “Indemnifying Party”), notify such Indemnifying Party of the commencement thereof.  In case any such action is brought against any Indemnified Party under this Section 7.02 or 4.08 and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who may, unless there is, as evidenced by an opinion of counsel to the Indemnified Party stating that there is an unwaivable conflict of interest, be counsel to the Indemnifying Party), and the Indemnifying Party will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation.  The obligations set forth in this Section 7.02 and Section 4.08 shall survive the termination of this Agreement or the resignation or removal of the Servicer, the Owner Trustee, the Indenture Trustee and shall include reasonable fees and expenses of counsel and expenses of litigation.  If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

For purposes of this Section, in the event of the termination of the rights and obligations of TMCC (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.02.

SECTION 7.03     Merger or Consolidation of, or Assumption of the Obligations of, Servicer.  Any corporation (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger, conversion or consolidation to which the Servicer shall be a party or (c) which may succeed to all or substantially all of the business of the Servicer, which corporation in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 7.01 shall have been breached (except that the representations regarding the due organization and valid existence of the successor may be deemed to reference jurisdictions other than California), and no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii) the Servicer shall have given 10 days’ written notice prior to the consummation of any such transaction to each Rating Agency of its intent or expectation to enter such transaction and neither Rating Agency shall have notified the Seller, the Owner Trustee or the Indenture Trustee that such transaction might or would cause it to reduce, withdraw or modify its then current rating of any Class of Notes, (iv) immediately after giving effect to such transaction, the successor to the Servicer shall become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement and (v) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interests.  Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above shall be conditions to the consummation of the transactions referred to in clause (a), (b) or (c) above.

SECTION 7.04     Limitation on Liability of Servicer and Others.  Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Seller, the Issuer, the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholder, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement.  The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may (with the written consent of the Owner Trustee or Indenture Trustee) undertake any reasonable action that it may deem necessary or desirable in respect of the Basic Documents and the rights and duties of the parties to the Basic Documents and the interests of the Certificateholder under this Agreement and the Noteholders under the Indenture.  In such event, the reasonable legal expenses and costs for such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate and the Servicer will be entitled to be reimbursed therefor solely from Available Collections.

SECTION 7.05     TMCC Not To Resign as Servicer.  Subject to the provisions of Section 7.03, TMCC shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law.  Notice of any such determination permitting the resignation of TMCC shall be communicated to the Owner Trustee, the Indenture Trustee and each Rating Agency at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice.  No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have (i) assumed the responsibilities and obligations of TMCC in accordance with Section 8.02 and (ii) become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement.

ARTICLE VIII

DEFAULT

SECTION 8.01     Servicer Default.  Each of the following events is a “Servicer Default”:

(a)     any failure by the Servicer (or the Seller, so long as TMCC is the Servicer) to deliver to the Indenture Trustee for deposit in the Collection Account or Reserve Account any required payment or to direct the Indenture Trustee to make any required payment or distribution therefrom, which failure continues unremedied for a period of five Business Days after discovery of the failure by an officer of the Servicer or written notice of such failure is received (i) by the Servicer (or the Seller, so long as TMCC is the Servicer) from the Owner Trustee or the Indenture Trustee or (ii) by the Seller or the Servicer, as the case may be, and the applicable Owner Trustee and Indenture Trustee, from the Holders of Notes evidencing not less than a majority of the Controlling Class of Notes, acting together as a single Class,

(b)     failure by the Servicer or the Seller, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller (as the case may be) set forth in this Agreement, which failure shall materially and adversely affect the rights of the Certificateholder or Noteholders and shall continue unremedied for a period of 90 days after the date on which written notice of such failure is received (i) by the Servicer (or the Seller, so long as TMCC is the Servicer) from the Owner Trustee or the Indenture Trustee or (ii) to the Seller or the Servicer, as the case may be, and to the Owner Trustee and Indenture Trustee by the holders of Notes evidencing not less than a majority of the Controlling Class of Notes, acting together as a single Class; or

(c)     the occurrence of an Insolvency Event with respect to the Servicer;

provided, however, that (A) if any delay or failure of performance referred to in clause (a) above shall have been caused by force majeure or other similar occurrences, the five Business Day grace period referred to in such clause (a) shall be extended for an additional 60 calendar days and (B) if any delay or failure of performance referred to in clause (b) above shall have been caused by force majeure or other similar occurrences, the 90 day grace period referred to in such clause (b) shall be extended for an additional 60 calendar days.

Upon receipt of notice of the occurrence of a Servicer Default, the Indenture Trustee shall give prompt written notice thereof to the Administrator, and the Administrator shall provide such notice to the Rating Agencies.

At any time when a Servicer Default set forth in clauses (a) through (c) above has occurred and is continuing, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee or the Holders of Notes evidencing at least a majority of the Outstanding Amount of Notes of the Controlling Class of Notes acting together as a single Class, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 7.02 hereof and the rights set forth in Section 7.04 hereof) of the Servicer under this Agreement.  By the same required vote, the Noteholders specified in the prior sentence may waive any such Servicer Default (other than a default in the making of any required deposits or payments from or to the Collection Account or Reserve Account) for a specified period or permanently.  Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

SECTION 8.02     Appointment of Successor.

(a)     Upon the Servicer’s receipt of notice of termination pursuant to Section 8.01 or the Servicer’s resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (i) the date 60 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel.  In the event of the Servicer’s termination hereunder, the Indenture Trustee shall appoint a Successor Servicer, which shall be any established institution having a net worth of not less than $25,000,000 and whose regular business shall include the servicing of receivables similar to the Financed Receivables, and the Successor Servicer shall accept its appointment (including its appointment as Administrator under the Administration Agreement as set forth in Section 8.02(b)) by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee.  In the event that a Successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee.  Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $25,000,000 and whose regular business shall include the servicing of receivables similar to the Financed Receivables, as the successor to the Servicer under this Agreement.  In connection therewith, the Indenture Trustee is authorized and empowered to offer such successor servicer compensation up to, but not in excess of, the Total Servicing Fee and other servicing compensation specified in this Agreement as payable to the initial Servicer.  Upon such appointment, the Indenture Trustee will be released from the duties and obligations of acting as Successor Servicer, such release effective upon the effective date of the servicing agreement entered into between the Successor Servicer and the Issuer.

(b)     Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor Servicer) shall (i) be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement and (ii) become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement.

(c)     On or after the receipt by the Servicer of written notice of termination pursuant to Section 8.01, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificate or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such Successor Servicer as may be appointed under this Section 8.02 and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise.  The predecessor Servicer shall cooperate with the Successor Servicer and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or have been deposited by the predecessor Servicer, in the Collection Account or thereafter received with respect to the Receivables.  All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Receivable Files to the Successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.  In the event that the Indenture Trustee succeeds to the rights and obligations of the Servicer hereunder, and a subsequent transfer of such rights and obligations is effected pursuant to Section 8.01 or this Section 8.02 hereof, the original Servicer hereunder shall reimburse the Indenture Trustee for all reasonable costs and expenses as described in the immediately preceding sentence.  Upon receipt of notice of the occurrence of a Servicer Default, the Indenture Trustee shall give prompt written notice thereof to the Administrator, and the Administrator shall provide such notice to the Rating Agencies.

SECTION 8.03     Compensation Payable.  If the Servicer shall resign or be terminated, the Servicer shall continue to be entitled to all accrued and unpaid compensation payable to the Servicer through the date of such termination as specified in Section 4.09 of this Agreement.

SECTION 8.04     Notification.  Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Issuer shall give prompt written notice thereof to Certificateholder, and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Administrator, and the Administrator shall provide such notice to the Rating Agencies.

ARTICLE IX

TERMINATION

SECTION 9.01     Optional Purchase of All Receivables.

(a)     On each Payment Date following the last day of a Collection Period as of which the Pool Balance shall be less than the Optional Purchase Percentage multiplied by the Original Pool Balance, the Servicer, or any successor to the Servicer, shall have the option to purchase the corpus of the Trust Estate for an amount equal to the Optional Purchase Price.  To exercise such option, the Servicer, or any successor to the Servicer, shall notify the Owner Trustee and the Indenture Trustee of its intention to do so in writing, no later than the tenth day of the month preceding the month in which the Payment Date as of which such purchase is to be effected and shall, on or before the Payment Date on which such purchase is to occur, deposit pursuant to Section 5.05 in the Collection Account an amount equal to the Optional Purchase Price, and shall succeed to all interests in and to the Trust Estate.  Amounts so deposited will be paid and distributed as set forth in Section 5.06 of this Agreement.

(b)     Notice of any such purchase of the Trust Estate shall be given by the Owner Trustee and the Indenture Trustee to each Securityholder as soon as practicable after their receipt of notice thereof from the Servicer.

(c)     Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholder will succeed to the rights of the Noteholders under this Agreement other than Section 5.06 and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee provided for in this Agreement.

(d)     Upon the repurchase of any Receivable by the Seller or the Servicer, pursuant to any provision hereof (including Sections 3.02, 4.08 and 9.01(a)), the Owner Trustee on behalf of the Issuer and the Certificateholder, and the Indenture Trustee on behalf of the Noteholders, shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Seller or the Servicer, as the case may be, all right, title and interest of the Owner Trustee on behalf of the Issuer in, to and under such repurchased Receivable, all monies due or to become due with respect thereto and all proceeds thereof and the other property conveyed to the Issuer hereunder pursuant to Section 2.01 with respect to such Receivable, and all security and any documents relating thereto, such assignment being an assignment outright and not for security; and the Seller or the Servicer, as applicable, shall thereupon own each such Receivable, and all such related security and documents, free of any further obligation to the Issuer, the Owner Trustee, the Certificateholder, the Indenture Trustee or the Noteholders with respect thereto.  The Owner Trustee and Indenture Trustee shall execute such documents and instruments of transfer and assignment and take such other actions as shall be reasonably requested by the Seller or the Servicer, as the case may be, to effect the conveyance of such Receivable pursuant to this Section.  If in any enforcement suit or legal proceeding it is held that the Seller or Servicer may not enforce a repurchased Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable, the Owner Trustee on behalf of the Issuer and the Certificateholder, and the Indenture Trustee on behalf of the Noteholders shall, at the written direction and expense of the Seller or Servicer, as the case may be, take such reasonable steps as the Seller or Servicer deems necessary to enforce the Receivable, including bringing suit in the name or names of the Issuer, Certificateholder or Noteholders.

SECTION 9.02     Termination of the Trust Agreement.  The respective obligations and responsibilities of the Issuer, the Seller and the Servicer under this Agreement shall terminate upon the termination of the Trust Agreement pursuant to Article IX of the Trust Agreement.

ARTICLE X

MISCELLANEOUS

SECTION 10.01     Amendment.

(a)     This Agreement may be amended by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholder, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, that either (i) an Officer’s Certificate shall have been delivered by the Servicer to the Owner Trustee and the Indenture Trustee certifying that such officer reasonably believes that such proposed amendment will not materially and adversely affect the interest of any Noteholder or (ii) the Rating Agency Condition has been satisfied in respect of such proposed amendment.

(b)     This Agreement may also be amended by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholder for the purpose of changing the formula or percentage for determining the Specified Reserve Account Balance, but not to change any order of priority of payments and distributions specified in Section 5.06 of the Sale and Servicing Agreement, changing the remittance schedule for the deposit of collections with respect to the Receivables in the Collection Account pursuant to Section 5.02 hereof or changing the definition of Eligible Investment, in each case only if the Rating Agency Condition has been satisfied in respect of such proposed amendment.

(c)     This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuer, with prior written notice to the Rating Agencies, with the consent of the Indenture Trustee and, if the interests of the Noteholders are materially and adversely affected, with the consent of the Holders of Notes evidencing at least a majority of the Outstanding Amount of the Controlling Class of Notes, acting together as a single Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or Certificateholders under this Agreement.

(d)     No amendment otherwise permitted under this Section 10.01 may (x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions required to be made for the benefit of any Noteholders or Certificateholders without the consent of all Noteholders and Certificateholders adversely affected thereby, or (y) reduce the percentage of the Notes or Certificates which are required to consent to any such amendment without the consent of the Noteholders and Certficateholders adversely affected thereby; provided, that any amendment referred to in clause (x) or (y) above shall be deemed to not adversely affect any Noteholder if the Rating Agency Condition has been satisfied in respect of such proposed amendment.  No amendment referred to in clause (x) in the immediately preceding sentence shall be permitted unless an Officer’s Certificate shall have been delivered by the Servicer to the Owner Trustee and the Indenture Trustee certifying that such officer reasonably believes that such proposed amendment will not materially and adversely affect the interest of any Noteholder or Certificateholder whose consent was not obtained.

(e)     Promptly after the execution of any such amendment or consent, the Issuer shall cause written notification of the substance of such amendment or consent to be furnished to each Noteholder, Certificateholder, the Indenture Trustee and each of the Rating Agencies.

(f)     It shall not be necessary for the consent of the Certificateholder or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(g)     Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 10.02.  The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

SECTION 10.02     Protection of Title to Trust.

(a)     The Seller shall execute and file or cause to be filed such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and of the Indenture Trustee in the Receivables and in the proceeds thereof.  The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)     Neither the Seller nor the Servicer shall change (i) its location of organization under Section 9-307(e) of the UCC or (ii) its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-507 and 9-508 of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least five days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

(c)     Each of the Seller and the Servicer shall have an obligation to give the Owner Trustee and the Indenture Trustee at least 60 days’ prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement.  The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

(d)     The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e)     The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of  the Receivables, the Servicer’s electronic files which are maintained for the purpose of identifying retail installment sales contracts which have been transferred in connection with securitizations will show the interest of the Issuer in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee.  Indication of these respective interests in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Receivable shall have become a Liquidated Receivable or been repurchased.

(f)     If at any time the Seller or the Servicer (or any Subservicer appointed by the Servicer) shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to, any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

(g)     Upon request, the Servicer shall furnish or cause to be furnished to the Owner Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust Estate, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer’s Certificates furnished before such request indicating removal of Receivables from the Trust Estate.

(h)     The Servicer shall deliver to the Owner Trustee and the Indenture Trustee:

(A)     promptly after the execution and delivery of this Agreement and, if required pursuant to Section 10.01, of each amendment hereto, an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest, in each case also  specifying any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest; and

(B)     within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

SECTION 10.03     Notices.  All demands, notices, communications and instructions upon or to the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Servicer, to Toyota Motor Credit Corporation, 19001 South Western Avenue NF10, Torrance, California 90501, Attention: Treasury Operations Department, (310) 468-4076, with a copy by electronic mail to: TFS_Treasury_Operations@toyota.com, and with a copy to Toyota Motor Credit Corporation, 19001 South Western Avenue EF12, Torrance, California 90501, Attention: General Counsel, (b) in the case of the Seller, to Toyota Auto Finance Receivables LLC, 19851 South Western Avenue EF12, Torrance, California 90501, Attention: President, (310) 468-7333, (c) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office (as defined in the Trust Agreement), (d) in the case of the Indenture Trustee, at the Corporate Trust Office specified in the Indenture, with a copy to:  Mark DiGiacomo, CCTS, Assistant Vice President, Deutsche Bank National Trust Company, Alternative Structured Finance Services, 100 Plaza One, 6th Floor, Jersey City, NJ 07311-3901, MS: JCY03-0699, (e) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS Monitoring Department, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, and (f) in the case of Standard & Poor’s, to Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business, 55 Water Street, New York, New York 10041, Attention of Asset Backed Surveillance Department; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 10.04     Assignment by the Seller or the Servicer.  Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.04 and 7.03 of this Agreement and as provided in the provisions of this Agreement concerning the resignation or termination of the Servicer, this Agreement may not be assigned by the Seller or the Servicer.

SECTION 10.05     Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Issuer, the Owner Trustee, the Certificateholder, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 10.06     Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.07     Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 10.08     Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 10.09     Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without reference to its conflict of law provisions (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 10.10     Assignment by Issuer.  The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer’s rights and obligations hereunder to the Indenture Trustee.

SECTION 10.11     Nonpetition Covenants.  Notwithstanding any prior termination of this Agreement, each of the parties hereto, by entering into this Agreement hereby covenants and agrees that it shall not at any time acquiesce, petition or otherwise invoke or cause the Issuer or the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Seller under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Seller, as the case may be, or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Seller, in connection with any obligations relating to the Notes, the Certificates, this Agreement or any of the Basic Documents prior to the date that is one year and one day after the date on which the Indenture is terminated.  This Section 10.11 shall survive the termination of this Indenture and the termination of the Servicer under this Agreement.

SECTION 10.12     Limitation of Liability of Owner Trustee and Indenture Trustee.  Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wells Fargo Delaware Trust Company, National Association, not in its individual capacity, but solely in its capacity as Owner Trustee on behalf of the Issuer, and by Deutsche Bank Trust Company Americas, not in its individual capacity, but solely in its capacity as Indenture Trustee under the Indenture.  In no event shall either of Wells Fargo Delaware Trust Company, National Association, in its individual capacity or Deutsche Bank Trust Company Americas in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered by the Seller or Servicer, or prepared by the Seller or Servicer for delivery by the Owner Trustee on behalf of the Issuer, pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.  For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

SECTION 10.13     Intent of the Parties; Reasonableness.  The Seller, Servicer, Sponsor and Issuer acknowledge and agree that the purpose of Sections 4.11, 4.12 and 4.14 of this Agreement is to facilitate compliance by the Issuer and the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.

None of the Sponsor, the Administrator nor the Issuer shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Issuer or the Administrator in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with this transaction, the Servicer shall cooperate fully with the Administrator and the Issuer to deliver to the Administrator or Issuer, as applicable (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Issuer or the Administrator to permit the Issuer or Administrator (acting on behalf of the Issuer) to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, any Subservicer and the Receivables, or the servicing of the Receivables, reasonably believed by the Issuer or the Administrator to be necessary in order to effect such compliance.

The Issuer and the Administrator (including any of its assignees or designees) shall cooperate with the Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the reasonable judgment or the Issuer or the Administrator, as applicable, to comply with Regulation AB.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

TOYOTA AUTO RECEIVABLES 2012-A OWNER TRUST

By:	WELLS FARGO DELAWARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee on behalf of the Issuer

    By:        /s/ Amy L. Martin
Name:   Amy L. Martin
Title:     Vice President

TOYOTA AUTO FINANCE RECEIVABLES LLC, Seller

    By:       /s/ Wei Shi
Name:   Wei Shi
Title:      President

TOYOTA MOTOR CREDIT CORPORATION, Servicer

    By:       /s/ Wei Shi
Name:  Wei Shi
Title:      Vice President - TMCC Treasury & FP&A

ACKNOWLEDGED AND ACCEPTED AS OF

THE DAY AND YEAR FIRST ABOVE WRITTEN:

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee

By:           /s/ Mark DiGiacomo
Name:     Mark DiGiacomo
Title:        Asst. Vice President

By:           /s/ Jennifer Freda
Name:      Jennifer Freda
Title:         Associate

SCHEDULE A

Location of Receivables Files

1.           Toyota Motor Credit Corporation, 3200 West Ray Road, Chandler, Arizona 85226

2.	Toyota Motor Credit Corporation, Technology Center - Chandler (TCX), 2121 South Price Road, Suite B106, Chandler, Arizona 85286

3.	Toyota Motor Credit Corporation, Technology Center - Phoenix (TCP), 120 East Van Buren, Suite 125, Phoenix, Arizona 85004

SCHEDULE B

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

          In addition to the representations, warranties and covenants contained in this Agreement, the Seller hereby represents, warrants and covenants to the Issuer as follows on the Closing Date:

General

          1.      This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Collateral in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Seller.

          2.      The Receivables constitute “chattel paper” (including “tangible chattel paper” and “electronic chattel paper”) “accounts,” “instruments” or “general intangibles” within the meaning of the applicable UCC.

          3.      Each Receivable is secured by a first priority validly perfected security interest in the related Financed Vehicle in favor of TMCC, as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of TMCC, as secured party.

Creation

          4.      Immediately prior to the sale, transfer, assignment and conveyance of a Receivable by the Seller to the Issuer, the Seller owned and had good and marketable title to such Receivable free and clear of any Lien and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Issuer, the Issuer will have good and marketable title to such Receivable free and clear of any Lien.

          5.      The Seller has received all consents and approvals to the sale of the Receivables hereunder to the Issuer required by the terms of the Receivables that constitute instruments.

Perfection

          6.      The Seller has caused or will have caused, within ten days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Issuer hereunder; and the Servicer, in its capacity as custodian, has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”

          7.      With respect to Receivables that constitute instruments or tangible chattel paper, either:

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 (i)      all original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee; or

(ii)      such instruments or tangible chattel paper are in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer (in its capacity as custodian) is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee; or

 (iii)      the Servicer received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee.

Priority

 8.      The Seller has not authorized the filing of, and is not aware of, any financing statements against the Seller that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by TMCC to the Seller under the Receivables Purchase Agreement, (ii) relating to the conveyance of the Receivables by the Seller to the Issuer under this Agreement, (iii) relating to the security interest granted to the Indenture Trustee under the Indenture or (iv) that has been terminated.

          9.      The Seller is not aware of any material judgment, ERISA or tax lien filings against the Seller.

          10.      Neither the Seller nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

          11.      None of the instruments, tangible chattel paper or electronic chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than TMCC, the Seller, the Issuer or the Indenture Trustee.

Survival of Perfection Representations

          12.      Notwithstanding any other provision of the Agreement or any other Basic Document, the perfection representations, warranties and covenants contained in this Schedule B shall be continuing, and remain in full force and effect until such time as all obligations under the Basic Documents and the Notes have been finally and fully paid and performed.

No Waiver

          13.      The Seller and the Servicer shall provide the Rating Agencies with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Schedule B, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

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EXHIBIT A

Form of Servicer’s Certificate

(See Attached)

Servicer's Certificate

for the Collection Period [x] through [x]

for Payment Date of [x]

Toyota Auto Receivables 2012-A Owner Trust

Toyota Auto Finance Receivables, LLC

SELLER

SERVICER

Collection Period                          30/360 Days

Interest Accrual Period                         Actual/360 Days

	Initial Principal	Final	Beginning	Beginning	First Priority	Second Priority	Regular Principal	Ending	Ending
Class	Balance	Scheduled	Principal	Principal	Principal	Principal	Distribution	Principal	Principal
		Payment Date	Balance	Factor	Distribution Amount	Distribution Amount	Amount	Balance	Factor

A-1

A-2

A-3

A-4

B

Total

		Interest	Prior	Interest	Current	Total
Class	Interest Rate	Distributable	Interest	Distribution	Interest	Principal &
		Amount	Carryover	Amount	Carryover	Interest Distribution

A-1

A-2

A-3

A-4

B

Total

Credit Enhancement

   Reserve Account

Initial Deposit Amount
Specified Reserve Account Amount
Beginning Balance
Withdrawals
Amount Available for Deposit
Amount Deposited to the Reserve Account
Reserve Account Balance Prior to Release
Reserve Account Required Amount
 Reserve Account Release to Seller
Ending Reserve Account Balance

Yield Supplement Overcollateralization Amount
Beginning Period Amount
Increase/(Decrease)
Ending Period Amount

Overcollateralization
Adjusted Pool Balance
Total Note Balance
Ending Overcollateralization Amount
Overcollateralization Target Amount

SERVICER

Collection Period                                   30/360 Days

Interest Accrual Period                             Actual/360 Days

Liquidations of Charge-offs and Repossessions

                 Amount

Liquidated Contracts                                          vehicles

Gross Principal of Liquidated Receivables

Principal of Repurchased Contracts, previously charged-off

Net Liquidation Proceeds Received During the Collection Period

Recoveries on Previously Liquidated Contracts

Net Credit Losses for the Collection Period

Cumulative Credit Losses for all Periods                          vehicles

Cumulative Net Loss Ratio

Repossessed in Current Period                                     vehicles

Delinquent and Repossessed Contracts

	Percentage of Current Month Number of Contracts	Units	Percentage of Current Month Receivables Pool Balance	Balance
30-59 Days Delinquent
60-89 Days Delinquent
90-119 Days Delinquent
120 or more Days Delinquent
Total Delinquencies

Repossessed Vehicle Inventory
* Included with Delinquencies Above

Pool Data

	Original	Prior Month	Current Month
Receivables Pool Balance
Number of Contracts
Weighted Average APR
Weighted Average Remaining Term (Months)

SERVICER

Collection Period	30/360 Days
Interest Accrual Period	Actual/360 Days
Collections

Principal Payments Received
Prepayments in Full
Interest Payments Received
Aggregate Net Liquidation Proceeds
Interest on Repurchased Contracts
Total Collections
Principal of Repurchased Contracts
Principal of Repurchased Contracts, prev charged-off
Adjustment on Repurchased Contracts
Total Repurchased Amount

Total Available Collections

Distributions

	Calculated Amount	Amount Paid	Shortfall
Servicing Fee
Interest - Class A-1 Notes
Interest - Class A-2 Notes
Interest - Class A-3 Notes
Interest - Class A-4 Notes
First Priority Principal Distribution Amount
Interest - Class B Notes
Second Priority Principal Distribution Amount
Reserve Account Deposit
Regular Principal Distribution Amount
Excess Amounts to the Certificateholder

Notehlder Distributions

	Interest Distributed	Per $1000 of Original Balance	Principal Distributed	Per $1000 of Original Balance	Amount Distributed	Per $1000 of Original Balance
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes
Class B Notes

I hereby certify to the best of my knowledge that
the report provided is true and correct.

__________________________________________
Name:
Title:

A-1

EXHIBIT B

FORM OF ANNUAL CERTIFICATION

Re:     The Sale and Servicing Agreement, dated as of April 18, 2012 (the “Agreement”), among Toyota Auto Receivables 2012-A Owner Trust (the “Issuer”), Toyota Auto Finance Receivables LLC (“TAFR LLC” or the “Seller”) and Toyota Motor Credit Corporation (the “Servicer”).

I, ________________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to the Issuer and the Depositor, and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)     I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Receivables by the Company during 20__ that were delivered by the Company to the Issuer and the Depositor pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)     Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)     Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Issuer and the Depositor;

(4)     I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5)     The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Issuer, the Administrator, the Depositor and the Trustees.  Any material instances of noncompliance described in such reports have been

B-1

disclosed to the Issuer, the Administrator and the Depositor.  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:           _________________________

By:  ___________________________
Name:
Title:

B-2

EXHIBIT C

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Servicer, shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the receivables are maintained.	N/A
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
N/A
Cash Collection and Administration
1122(d)(2)(i)
Payments on receivables are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X1
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
N/A
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X

1 Solely as it relates to remittance to the Indenture Trustee.

Reference	Criteria
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	N/A
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of receivables serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X2
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X3
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X3
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on receivables is maintained as required by the transaction agreements or related receivables documents.	X
1122(d)(4)(ii)	Receivables and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

2 Solely as it relates to allocation and remittance to the Indenture Trustee.

3 Solely as it relates to remittance to the Indenture Trustee.

Reference	Criteria
1122(d)(4)(iv)
Payments on receivables, including any payoffs, made in accordance with the related receivables documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related receivables documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the receivables agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s receivables (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with usual customary procedures.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with usual customary procedures.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a receivable is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent receivables including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X

Reference	Criteria
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for receivables with variable rates are computed based on the related receivables documents.	N/A
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s receivables documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable receivables documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related receivables, or such other number of days specified in the transaction agreements.
N/A
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
N/A
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
N/A
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
N/A

Reference	Criteria
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

By:           _______________________________
Name:
Title: